UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                     FORM SB-2
             Registration Statement Under The Securities Act of 1933

                                  Amendment No. 1

                        MASS MEGAWATTS WIND POWER, INC.
     -----------------------------------------------------------------------
                 (Name of Small Business Issuer in its charter)


       MASSACHUSETTS                 4991                    04-3402789
--------------------------------  ----------                -----------------
 (State or other jurisdiction of  (Primary Standard         (I.R.S. EMPLOYER
  incorporation or organization)  Industrial Classification  Identification No.)
                                  Code Number)

            11 MAPLE AVENUE
            SHREWSBURY,MA                               01545
----------------------------------------    ------------------------------------
(Address of principal executive offices)              (ZIP CODE)

Issuer's  telephone  number  (508)751-5432
                             -------------

                               Jonathan C. Ricker
                      President and Chief Executive Officer
                                 11 Maple Avenue
                              Shrewsbury, MA 01545
                                 (508) 751-5432
                      -------------------------------------
                      (Name, address and telephone number of
                               agent for services)

Approximate date of Proposed Sale to the Public:
Promptly after the effective date of this Registration Statement and continuously thereafter.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         Calculation Of Registration Fee


 TITLE OF
EACH CLASS
    OF                          PROPOSED
SECURITIES       MAXIMUM      OFFERING PRICE
OFFERING TO       DOLLAR       PER SHARE OF       MAXIMUM
    BE         AMOUNT TO BE       COMMON         AGGREGATE    REGISTRATION
REGISTERED      REGISTERED        STOCK       OFFERING PRICE       FEE
------------   -------------  -------------   --------------  ------------
COMMON          $300,000         $3.00          $300,000          $ 27.60



                              ---------------------

The registration fee is calculated pursuant to Rule 457(o) under the Securities Act, which is calculated as $92.00 for each 1,000,000 shares of common stock issued and is based on the maximum dollar amount to be registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date or dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.




[This space is intentionally blank.]

================================================================================

                                April 24, 2003

                                    Prospectus

                        Mass Megawatts Wind Power, Inc.

                          100,000 shares of Common Stock

We are offering up to 100,000 shares of our common stock at $3.00 per share. The shares are offered on a best efforts basis directly through our officers and directors or through a broker. We will pay no commissions or other fees for sales of securities made directly by our officers and directors. However, we will pay a 13% commission and administrative fee for all shares sold through the broker. There is no minimum of the offering, and all funds received will be immediately available for our use. We will receive a maximum of $300,000 related to these sales.

     Our common stock is quoted on the NASD's OTC Bulletin Board under the symbol MMGW.OB at $2.20 per share at the filing of this document.


     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" beginning on page 5.




     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The information in this prospectus is not complete and may be changed. The securities covered by this registration statement may not be sold until the registration statement covering the common stock is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

     The date of this prospectus is April 24, 2003 and this offering will end one year from the effective date of this Registration Statement or when all shares have been sold, whichever comes first.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY. SEE THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                        Mass Megawatts Wind Power, Inc.

                                    FORM SB-2

                                Table of Contents









                                                                           Page

                                     PART  I

RISK  FACTORS                                                            PAGE  5

Going concern qualifications
Technological risk related to Multiaxis Turbosystem
Uncertainty related to starting a new  business
Company's ability to commercialize successfully
Lack of History Toward Market Development
Possible  loss  of  investment due to stock market conditions
Intellectual  property  risk and strength of Patents
Risk related to the ability to achieve the maximum proceeds from the offering One Shareholder having majority control of the company
Liquidity of Stock Investment
Inability to achieve goals related to corporate growth
Uncertainty Related to land development,permitting and site acquisition
Risk related to regulatory changes
Supplier related issues toward achieving goals
Competitive risk from both other renewable energy companies and conventional fuel sources
Fluctuation of conventional fuel source prices

USE  OF  PROCEEDS                                                        PAGE 10

DETERMINATION  OF  OFFERING  PRICE                                            11

DILUTION                                                                      11

PLAN  OF  DISTRIBUTION                                                        11

LEGAL  PROCEEDINGS                                                            12

DIRECTORS,  EXECUTIVE  OFFICERS, PROMOTORS AND  CONTROL  PERSONS              12

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT         15

DESCRIPTION  OF  SECURITIES                                                   16

INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                    16

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                                                                   16

ORGANIZATION  WITHIN  THE  LAST  FIVE  YEARS                                  16

DESCRIPTION  OF  BUSINESS                                                     17

MANAGEMENT  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION                25

DESCRIPTION  OF  PROPERTY                                                     28

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                            28

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS               28

EXECUTIVE  COMPENSATION                                                       28

FINANCIAL  STATEMENTS                                                 F-1 - F-11

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE                                                                    29

                                  RISK FACTORS

Investing in our shares is risky. You should carefully consider the following risks before making an investment decision. The trading price of our shares could decline due to any of these risks, and you could lose all or a part of your investment.

1.  "Going Concern" Qualifications

Our auditors have included an explanatory paragraph in their reports on our financial statements regarding our ability to continue as a going concern. During the ordinary course of business, operating losses have incurred each period since inception, resulting in an accumulated deficit and negative cash flows. Currently, management is soliciting additional equity investors to fund these losses. However, these conditions raise substantial doubt about the Mass Megawatts Wind Power, Inc.'s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The accompanying condensed financial statements have been prepared on a goingconcern basis, which contemplates the realization of assets and liabilities. As Mass Megawatts has no revenues from operations, operating losses have been incurred each period since inception, resulting in an accumulated deficit of approximately $(1,305,000) at January 31, 2003 and negative cash flows from operations of approximately $(184,000) for the nine-month period ended January 31, 2003. In addition, at January 31, 2003, Mass Megawatts had negative working capital of approximately $92,000 and its total liabilities exceed its total assets by approximately $83,000. These conditions raise substantial doubt about Mass Megawatts' ability to continue as a going concern. The condensed financial statements of Mass Megawatts do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Currently, management is soliciting additional equity investors to fund these losses until such time as revenues can be generated from operations, however, no assurance can be given.


2.   Technological Risk of Multiaxis Turbosystem

The Multi-Axis TurboSystem, also known as the MAT, is a new product and has the potential of not being successful. The ability to deliver within the time milestones of our customers may depend on the technology and related to build them within our time related goals. Penalties may occur if deadlines are not met. The technological and operational success of the MAT is the key to the Company's success. As in the commercial development of any new mechanical product, long-term operation may lead to the discovery of deficiencies in the MAT design and/or in its manufacturing. For instance,the long-term operation might disclose that some items of the Multiaxis Tuerbosystem may fail earlier than is expected under normal life expectancy of the particular item.

3.  Product Durability Risk

There is no long term history of the Multiaxis Turbosystem and the maintenance is only a reasonable estimate after being reviewed by structural, mechanical, and electrical engineers. The lack of long term history of some items working together with other items of the product could unexpectedly shorten the projected operating life of theMultiaxis Turbosystem.

4.   Lack of History Toward Market Development

The Company does not currently have any customer contracts for the purchase of electricity. The future success of the Company is dependent on the market acceptance of the MAT. In the past, the introduction of new wind power technology has been received with hesitance as many technologies have failed.

Additionally, many potential customers believe that wind energy is unpredictable and not economical in comparison to other energy sources. There is a belief among energy industry participants with little knowledge of the wind energy segment that a suitable power quality with a stable voltage and frequency can not be produced using wind. No favorable utility purchase agreement has been signed at a purchase price that would result a profit. The Company does not currently have a sales and marketing team. There can be no assurances that the Company's own marketing efforts will be successful. The Company has not entered into any distribution arrangements. The new green market for selling electricity at a premium to promoters of clean energy has no history either. However, the green market is a secondary market for Mass Megawatts' electricity.


5.   Possible Loss of Investment Due to Stock Market Conditions

Prospective investors should be aware that their entire investment could be at risk. Quarterly variations in financial results could cause the market price of the Common Stock to fluctuate substantially. Mass Megawatts Wind Power Inc.'s revenues and earnings are difficult to predict because of the unpredictable timing related to the production goals. In addition, the stock market in general could experience wide price and volume fluctuations. There are no assurances that an investment in this company will be profitable.


6.   Intellectual Property Risk and Patentability

There can be no assurances that patents will issue from any of the pending applications. In addition, with regard to any patent that may issue, there can be no assurance that the claims allowed will be sufficiently broad to protect the Company's technology or that issued patents will not be challenged or invalidated. There at least eight patents pending in the United States, Also the Multiaxis Turbosystem is protected with with Patent Cooperation Treaty Applications and follow up National phase patents. The technology reduces the cost of wind generated electricity in half.

7. Risk of Inability to Achieve the Maximum Proceeds in the Amount of the Offering

It will be more difficult for the company to achieve a successful implementation of its business plan if the maximum proceeds made available through this offering cannot be raised. Wind power generating facilities require substantial investments. General economic and capital market conditions may have a negative impact in the Company's ability to achieve the maximum proceeds amount. If less than the maximum proceeds are sold, the percentage of non-product manufacturing expenses (offering, legal, accounting, and advertising expenses) to the overall use of offering proceeds will be greater than the percentage if the maximum proceeds are sold.

We will not need a minimum amount of funds because we can make a smaller version of the Multiaxis Turbosystem in order to achieve a milestone which will eventually lead Mass Megawatts to raise investor confidence to fund a larger version in order to prove the size aspect of the technology. If we have to build a smaller one, we can still prove issues like blade durabilty, the correct shaft, coupling and bearing sizes as well as confirm and demonstrate power output in order to gain investor confidence toward future funding of a larger project. In the area of marketing, the prototype whether it is large or small will help toward raising funds for marketing efforts in the future. The cost of the smallest version is $35,000 if we have difficulty to raise funding for a larger version. Mass Megawatts believes that it will not have a problem raising substantially more than $35,000.


8.   One Shareholder Owning Majority Control of Company

After this offering, Mr. Ricker, the President of Mass Megawatts Wind Power, Inc., will still own at least 75% of the Company's shares. Therefore, Mr. Ricker will be most influential in dealing with the board of directors and all other matters in which come before the shareholders. Such matter includes those deemed to have control over management and the affairs of the Company. Other transactions, such as mergers, tender offers, open market purchase programs or other purchases of common stock that could give shareholders of Mass Megawatts Wind Power, Inc. the opportunity to realize a premium over the then-prevailing market price for the shares will be difficult or impossible without the support of Mr. Ricker.


9.   Liquidity of Stock Investment

There has been no guarantee of a market for our Common Stock and the Investors may not be able to sell their shares after the offering is completed. Although the common stock of Mass Megawatts is traded on the Over the Counter Bulletin Board (OTC-BB), there can be no assurance that a significant public market will develop or be sustained after this offering. In addition, there is risk that the offering will not be able to be completed.

10.  Ability To Achieve Goals Related To Corporate Growth

Rapid growth could impair the Company's ability to effectively manage growth. Managing growth requires expanding the employee, operational, and financial bases. Failure to develop efficient construction and manufacturing processes of the MATs could have a negative impact on the ability to manage growth. Mass Megawatts Power, Inc. might not have the ability to execute its forward commitments to manufacture and construct its MATs.

11.  Uncertainty Related To Land Development, Permitting, and Site Acquisition

Local regulatory, permitting, and zoning constraints may limit, delay, or affect the cost of site development. The visibility of wind turbines as well as threats to endangered or migratory birds may require turbines to not be sited near areas where such species might be threatened. In addition, suitable sites may be located in areas where the availability of wind resource does not coincide with power needs and it may be remote from adequate transmission facilities. In some otherwise favorable sites the energy cost may be low. Some sites might be limited with the high cost of acquiring easements and other land use rights. Site development may be affected by social policy concerns, such as noise and visibility of wind energy systems. The danger to migratory birds and other wildlife may require the site locations to be abandoned or moved to areas where the endangered species might not be threatened.



12. Risk Related To Regulatory Changes

The electric industry is subject to energy and environmental laws at the federal, state, and local levels. The Public Utility Regulatory Act of 1978 provides qualifying facilities ("QFs") important exemptions from substantial federal and state legislation, including regulation as public utilities. Loss of QF status by any one of the Company's projects could cause the Company to become a public utility holding company, thereby causing many of the Company's other projects to lose their QF status and become subject to regulation as public utilities. The compliance of the regulations may be complicated or difficult. Specialized or legal assistance may be required for the company to carry out its business. Other site related issues include local regulatory, zoning and permitting constraints which may delay,limit or affect the cost of site development.

PURPA is the only existing federal law that requires competition in the utility industry and the only law that encourages renewables. Both of these goals must be preserved. But despite its benefits, PURPA is no longer much help for renewables. Due to current low avoided costs, few renewables are able to compete with new natural gas turbines. Technically, PURPA only calls for renewable energy if it is cost competitive with conventional polluting resources. Many of the benefits of renewables are not included in the price, such as clean air, but PURPA makes no provision for including these. By strictly interpreting the law, FERC has expressly forbidden non-price factors in PURPA decisions. Moreover, as the guaranteed prices of PURPA contracts signed in the 1980s expire, many renewable power generators are going out of business.

Electric generation projects also are subject to federal, state, and local laws and administrative regulations, which govern the geographic location, zoning, land use, and operation of plants and emissions produced by said plants. Recently, modified legislation of the Public Utility Holding Company Act of 1935 ("PURPA") increases competition by allowing utilities to develop production facilities that don't qualify as QFs without being subject to regulation under PUHCA.

13.  Competition From Both Renewable And Conventional Sources

Fossil fuel-fired plants including gas-fired and petroleum-fueled power plants, are the primary competition of the Company. In addition, the increased use of competitive bidding procedures has made obtaining power purchase agreements with utilities more competitive. Competitive bidding generally has reduced the price utilities pay independent power producers, which, in turn, reduces the profitability of many independent power projects. If wind power becomes a more widely accepted technology, large and well-capitalized companies deciding to invest in any of the various wind power technologies, may also increase the competition.

14.  Fluctuation of Conventional Energy Prices

Survival of wind-powered facilities depends on producing electricity at a cost that is competitive with other forms of generation. Low fossil fuel prices, which reduce the cost of electricity generated by fossil fuels, may adversely affect the Company's ability to generate profits.


15.   Local energy crisis similar to the California Energy Crisis

There is a risk of non-payment by utilities related to the unusual fluctuation of supply and demand in energy prices. With the price of natural gas being high during times of crisis, the utilities can get into financial difficulty. As a result, wind power plants are at risk of not receiving payment for their electricity from the utilities when they are contracted with utilities.

16.  Risk of becoming a Penny Stock and imposing sales of stock restrictions


If Mass megawatts fails to file their reports on a timely basis with the Securities and Exchange Commission and the stock trades at a price below $5 per Share, the stock is subject to additional sales practice requirements on broker/dealers who sell securities to people who are not established customers and accredited investors. The potential purchaser of stock may be subject to a suitability determination and affect the ability to raise funds from the sale of stock and/or support the stock price.


17 Risk of being subject to a "Claim for Shares"

In May 1999, the Company purportedly executed a document with an individual who represented that he had valuable technology and patents relevant to the Company's business that he would transfer to the Company, and represented that he would assist the Company in financing activities. Under this document, the Company would transfer shares of capital stock to the individual in exchange for the patents and technology and his services in connection with the financing.
The Company subsequently determined that this individual's representation that he had valuable patents and technology relevant to the Company's business was fraudulent. The Company did not receive any material services from this individual relating to its financing activities, and never received any financing from sources introduced by this individual. The individual is now claiming the right to 20 percent of the Company's outstanding shares under this document. The Company does not believe that it has an obligation to issue any shares to this individual. Counsel of the Company has reviewed the matter and advised the Company that it is highly unlikely that this individual would recover a material number of shares if he brought a lawsuit against the Company. The Company is aware of an identical contemporaneous document giving a second individual the right to ten percent of the Company's shares for the same consideration. No claim has been made based on the second document. If a claim were made, the Company's conclusions regarding the validity and likelihood of success would be the same as they are with respect to the first claim.

   The Company currently has no legal proceedings to which the Company is a party to or to which its property is subject to and, to the best of its knowledge, no adverse legal activity is anticipated or threatened.


17.  Dilution

The proposed public offering price is substantially higher than the average price per share paid by investors in the Company to date. Accordingly, new investors in the Company will experience substantial immediate dilution with respect to their investment.



FORWARD  LOOKING  STATEMENTS

     Some of the statements under "Risk Factors","Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

Among the important factors that could cause actual events to differ materially from those indicated by forward-looking statements in this registration statement are the failure of the Company to achieve or maintain necessary zoning approvals with respect to the location of its MAT power developments; to successfully produce the MAT on time and remaining competitive; the inability of the Company to sell its current turbines offered for sale or any future sale, if needed, to finance the marketing and sales of its electricity; general economic conditions; as well as those risk factors detailed in the periodic reports filed by the company



                                 USE OF PROCEEDS

CAUTIONARY NOTE: After reviewing the portion of the offering allocated to the payment of offering expenses or similar payments, a potential investor should consider whether the remaining portion of his investment, which would be that part available for future development of the Company's business and operations, would be adequate.



Total Proceeds                           $ 300,000            100%
Less:
     Offering expenses, commissions,
     and  finders  fees                  $  39,000             13%
     Legal  and  Accounting              $   6,000              2%
     Copying  and  Advertising           $  15,000              5%
     Net  Proceeds  from  Offering       $ 240,000             80%

Use of Proceeds:
     Prototype                           $  90,000             30%
     Independent technology verification   114,000             38%
     Marketing                              15,000              5%
     Administrative                         21,000              7%


     The highest priority will be constructing a full scale Multiaxis Turbosystem prototype rated 50 kilowatts. In the construction of the power plant, Mass Megawatts would first conduct weather related and environmental testing activities. However, most of the testing has been done at the current proposed site location. Our second highest priority is third party verification of the technology in order to be eligible for future debt financing and more favorable equity financing.

     The next priority is our marketing program. The first effort will be toward developing strategic alliances with other wind power developers who have done the initial steps of zoning, financing and other requirements toward developing successful wind energy projects. The developers may benefit from Mass Megawatt's new product if it can be proven to be more cost effective. No assurance can be given as to the development of a successful new product. Numerous other risks may prevent developers from considering any business relationships with Mass Megawatts.

     As soon as the Mass Megawatts establishes on the course of its primary marketing efforts, the Company plans to establish strategic alliances with companies involved with green marketing programs. As noted earlier, numerous other risks may prevent developers from considering any business relationships with Mass Megawatts. No assurance can be given as to the development of a successful marketing efforts. The Company, Mass Megawatts, will begin these efforts with "word of mouth" techniques at business organizations and with power brokers. Other efforts include direct advertising to green pricing customers either through direct mail or advertising in the media in conjunction with environmental related events. On a limited budget, the Company will be able to determine which marketing methods are most effective by marketing in a very limited geographical area.

     As initial marketing efforts including "word of mouth" techniques have matured, the company will advertise in local publications if cash flow allows continued marketing efforts. If successful,television and radio advertisement could be utilized.

     As our next priority, working capital and administrative support will be used for contingencies on an "as needed" basis.

     Finally, the priority of any additional research and product development needs would be financed by the offering proceeds after the working capital and administrative activities are satisfied.

     After using the proceeds, Mass Megawatts should be in a better position to raise more financing within one year for commercializing its product. In 2002, we reduced the size of the prototype that needed third party verification in order to achieve more favorable future financing. We believe that a smaller version should be sufficient to reach the third party verification milestone.


DETERMINATION  OF  OFFERING  PRICE

     The offering price of $3.00 for each share of no par Common Stock is Based on the market price at the time of the filing of this document.


DILUTION

Shares Issued and Outstanding, Common Stock, no par
Before  the  Offering  (January 31, 2002)                       2,196,106 shares

Shares Issued and Outstanding, Common Stock, no par
If  the  event  of  the  successful  completion  of
The  offering  can  be  achieved.                               2,296,106 shares


     Our net tangible book value as of October 31, 2002 was ($73,571) or ($.03) per share. Our net tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount our tangible assets and dividing the remainder by the weighted average number of shares our common stock outstanding.

     The adjusted pro forma net tangible book value per share after this offering will be $.08 per share to the public in this offering, based on an assumed public offering price of $3 per share. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $2.92 per share. The following table illustrates this dilution:

Assumed public offering price per share ------- . . . . . . . . . . $3.00

Net tangible book value per share as of
October 31, 2002  . . . . . . . . . . . . . . . . . . . . . . . . .($0.03)

     Increase in net tangible book value per share
attributable to new investors . . . . . . . . . . . . . . . . . . . $0.11

Pro forma net tangible book value per share after this
Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $0.08

Dilution per share to investors in this offering. . . . . . . . . . $2.92


The following table presents the following data, as of October 31, 2002 and assumes an initial public offering price of $3.00 per share FOR our new
                                                                     ---
investors:

     -    the  number  of  shares  of  our  common  stock  acquired  from  us;
     -    the  total  cash  consideration  paid;
     - the average price per share paid before deducting estimated underwriting fees and our estimated offering expenses; and
     - the average price per share paid by the existing holders of common stock.

Shares of
                           Common
                            Stock          Consideration
                          Acquired
                                         Amount      Percent   Average Price
                                                                 Per Share
Existing Shareholders .   2,182,831  $    1,182,811       80%  $          .54

New Investors . . . .       100,000  $      300,000       20%  $         3.00

Totals. . . . . . . .     2,282,831  $    1,482,811      100%
                                     ==============  ========

PLAN  OF  DISTRIBUTION

We will sell shares directly to the public through our officers and directors who will receive no compensation in connection with the sale of the shares. We will also use a broker who will receive a 13% commission and administrative fee which includes 10 % commission and 3% of the proceeds to reimburse administrative expenses.We will begin the offering promptly and pursue it continuously thereafter untilthe maximum has been sold. However, we have the right to discontinue the offering after 365 days even if the maximum has not been sold. This is a best efforts offering, and we can give no assurance that any number of shares will be sold.In the event of any changes ,we will send a letter to the shareholders. No affiliate will be permitted to purchase shares.


LEGAL  PROCEEDINGS

Claim for Shares

In May 1999, the Company purportedly executed a document with an individual who represented that he had valuable technology and patents relevant to the Company's business that he would transfer to the Company, and represented that he would assist the Company in financing activities. Under this document, the Company would transfer shares of capital stock to the individual in exchange for the patents and technology and his services in connection with the financing.
The Company subsequently determined that this individual's representation that he had valuable patents and technology relevant to the Company's business was fraudulent. The Company did not receive any material services from this individual relating to its financing activities, and never received any financing from sources introduced by this individual. The individual is now claiming the right to 20 percent of the Company's outstanding shares under this document. The Company does not believe that it has an obligation to issue any shares to this individual. Counsel of the Company has reviewed the matter and advised the Company that it is highly unlikely that this individual would recover a material number of shares if he brought a lawsuit against the Company. The Company is aware of an identical contemporaneous document giving a second individual the right to ten percent of the Company's shares for the same consideration. No claim has been made based on the second document. If a claim were made, the Company's conclusions regarding the validity and likelihood of success would be the same as they are with respect to the first claim.

   The Company currently has no legal proceedings to which the Company is a party to or to which its property is subject to and, to the best of its knowledge, no adverse legal activity is anticipated or threatened.


DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL  PERSONS

Cautionary Note: Due to the financial limitations of hiring full time management until a refined prototype is developed, certain members of the management team have been retained as consultants on an as-needed basis and are not guaranteed week to week work on a consistent basis in the foreseeable future.

     The following table sets forth the names and ages of the Company's directors and executive officers and the positions they hold.

Name:                    Age:                 Position:

Jonathan Ricker           42         Chairman, Chief Executive Officer and Chief
                                     Financial  Officer
Thomas D. McBride         44         Consulting Chief Operating Officer
Susan  Durnford           42         Financial  Consultant
Michael  A.  Cook         45         Project  Finance  Manager
Thomas  Andrellos         39         Consulting Director of Business Planning
Thomas  M.  Dill          43         Consulting  Director of Corporate Services
Peter  W.  Wallis         38         Consulting Electric Utility Sales Manager
F.  Adrian  Price         58         Principal  Mechanical  Engineer
Jodi  A.  Vizzo           33         Director
Allison  Gray             44         Director


     The following sets forth biographical information about the Company's directors and executive officers, including periods of service for the Company. The executive officers serve at the discretion of the Board of Directors and until their successors are duly elected and qualified. The Company's Board of Directors are elected annually by the stock holders of the Company and serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.


Chairman and Chief Executive Officer
Jonathan  Ricker
11  Maple  Avenue
Shrewsbury,  MA  01545

 For the past 20 years, Mr. Ricker has been involved in product development, strategic planning, and market evaluations for clients in growth businesses. He served as Senior Registered Options Principal in the Investment Banking industry, developing innovative risk protection solutions for clients. Mr.
Ricker's involvement with investment banking provided insight into the significant long-term potential for opportunities related to wind energy and as a result he has been actively researching wind energy for more than 10 years.

Education (degrees, schools, and dates)

1978 - 1982     Bentley  College     Bachelor of Science, General Business
                Waltham,  MA         Associates Degree, Science of Accounting

1974 - 1978     Worcester Academy Liberal Arts Worcester, MA

Chief Operating Officer
Thomas D. McBride
Deerfield Circle
Shrewsbury, MA01545

Mr. McBride was instrumental in improving several business operations over the last 25 years. Tom has an extensive background of operations experience with strong product development, product planning, and business development skills. He served for five years as Operations Manager for Lawrence Pumps, Inc. of Lawrence Massachusetts. He was instrumental in restoring profitability and then achieving and sustaining record levels of profitability. Tom improved cash f low and instituted performance goals and measurement infrastructure at Lawrence Pumps. Mr. McBride also implemented shop floor control and capacity planning functions. Before his employment at Lawrence Pumps, Tom was the Director of Engineering for seven years at Nelmor Company, Inc. of North Uxbridge,

Massachusetts. Mr. McBride developed a team oriented engineering staff, which helped reverse the declining market share through product upgrades and introducing new products. He decreased lead times on standard orders to production. Tom obtained several U.S. and foreign patents pertaining to special equipment used at Nelmor Company. Mr. McBride has the ability and track record for improving manufacturing efficiencies, reducing lead-time, analyzing performance, budgeting workloads, and other planning capabilities for operating a company.

Education (degrees, schools, and dates)

: MBA  from  University  of  Akron  in  1978
BSME from University of Missouri in 1970




Financial Consultant
Susan  Durnford
Old  Post  Road
Marlborogh,  MA  01752

Ms. Durnford served as Chief Financial Officer and Financial Analyst for Littlewood Communications. Sue handled all aspects of finance including contract negotiations. As part of her duties, she has created bids and submitted proposals. In other activities, Ms Durnford had managed the cash flow and all aspects of accounting for the firm. Sue has served as part of the senior management team in general business decision-making Ms. Durnford also has over 25 years experience in Human Resources and Finance. Sue has served as Human Resource Director for MKE- Quantum Components, and had broad human resources experience in previous companies. Ms. Durnford handled the Human Resources responsibilities for due diligence of two $300+ million acquisitions and high tech IPO spin offs. Sue has developed and managed compensation, benefits, and incentive programs for executives, sales staff and other employees in both large and small companies. Sue achieved significant savings in benefit negotiations and redesign of benefits programs, while enhancing the benefit to employees.

Education  (degrees,  schools,  and  dates):
BA  degree  from  Michigan  State  University  in  1973

Michael  A.  Cook,
Project  Finance  Manager

Mr. Cook has over 25 years of experience in the project finance in energy industry including 15 year involved with wind energy. He faced the challenges of renewable Technologies being experimental and lacking sufficient historical long life data of traditional energy projects. His first wind energy finance package was underwritten by Continental Insurance Company in 1984. Mike has been developing structured financial risk mitigation programs that gives added assurance of debt repayment to project lenders involved in new energy technology like wind energy. Mr. Cook gained his experience in new project finance when he was the Pacific Regional Manger of Special Risk Property and Machinery Department for 10 years at Continental Insurance Company. Mike managed a staff, which included professional division managers and 5 satellite offices. He also served 3 years as an Executive at the Special Risk Energy Technical Department of the Energy and Utility Division of CIGNA CorporationMike was involved in the development of financial methods for new projects for several energy companies including Ormat, Mission Energy, TOSCO, PG&E, SMUD, Colorado Public Service, LUZ Solar, and many wind projects. Mike' method of mitigating risk includes weather risk insurance coverage including the lack of good wind. With proper documentation generated by project due diligence and local public data, financial guarantees of the course of nature is available.

Thomas  Andrellos,
Director  of  Business  Planning

Mr. Andrellos has over 20 years experience in the areas of Materials Management. Purchasing, and Business Planning. Tom has lead the start-up efforts of a high volume process intensive manufacturing division that expanded into multiple sites in the United States and Far East. Directed the operational organization in support of budget objectives, business goals, and customer delivery. Managed a cost center budget of over $60 million in inventory spending and $100 million in capital equipment purchases. Tom's past experience includes being a new product manager, planning and logistics manager, plants materials manager, and an inventory-planning supervisor. Mr. Andrellos received many awards in the areas of leadership, inventory reduction, program management, and employee values.

Thomas  M.  Dill,
Director  of  Corporate  Services

Mr. Dill has over 25 years of Manufacturing, Industrial Engineering, Real Estate, and Facilities management experience. Most recently Tom was the Director of Real Estate and Facilities for MKE-Quantum Corporation responsible for three facilities operations with two sites in the United States and Indonesia. Prior to MKQC Mr. Dill spent nine years as Director of Real Estate and Corporate Planning for two high tech companies. From 1975-1990, he worked as an industrial engineering manager in the semiconductor industry and printed circuit boards. Hid project management responsibilities included the construction of a $20 million class 1, clean room facility for semiconductor manufacturing, a $35 million office building expansion and a $6 million loading dock and chemical storage facility. Tom is a licensed Real Estate Broker and Massachusetts Construction Supervisor. In 1982, Tom received his B.S. in Business Administration from Boston University.

Peter  W.  Wallis,
Electric  Utility  Sales  Manager

Mr. Wallis has coordinated utility RFP bids for projects totaling more than $1 billion. He prepared projects for approval by the Board of Directors of New England Electric Systems. Among his activities, he coordinated the sale and contract negotiation of over $150 million of energy conservation services. Peter also served as Director of Project Development of the Northeast region for over $ 1 billion worth of electricity sales coordinated under utility bidding procedures of four 20 megawatt proposals. Mr. Wallis also coordinated bids for New England Electric Systems resulting in ten conservation and four cogeneration proposals selected for projects selling over $200 million of electricity. He holds an MBA at Harvard Graduate School of Business Administration and a BA of Applied Mathematics at Brown University.

F.  Adrian  Price,
Principal mechanical engineer

Adrian has 18 years of experience in vital areas of wind turbine design being the specification, design, and testing of rotating mechanical equipment. Mr. Price will be the Project Engineer and coordinate the overall project. Adrian has experience in managing multimillion dollar engineering project rotating machinery and equipment. Mr. Price had worked for Vertatec for 7 years on rotating machinery used in manufacturing and acquired valuable skills when he worked at Mount Hope Machinery. He has the analytical experience to work with designers and engineers with experience in structural and dynamic analysis. Adrian also has 4 years of experience at Bird Machine with high speed rotating machinery.

Mr. Price has a BS and MS from Massachusetts Institute of Technology


DIRECTORS

There are presently three Directors of the Company, one is an inside director, and two are outside Directors. All Directors have served since May 1997.

The Directors serve on a continuous basis unless otherwise instructed by the majority of the shareholders

Jodi  A.  Vizzo
Mrs. Vizzo is currently a Corporate Administrator for RR Corporation in Shrewsbury MA. In the past 15 years, she has coordinated income producing assets
Specifically real estate related assets. Ms Vizzo has extensive experience in coordinating the technical and financial aspects of fast growing business operations.

Alison  Gray
Ms. Gray is currently a Corporate Administrator for RIGR Corporation which is a real estate holding Company. She has in the past ten year operated a free lance business to improve value of local real estate and business assets.


Jonathan Ricker Chairman and Chief Executive Officer of Mass Megawatts Power, Inc. of Shrewsbury, MA ( See Executive Officers.)


SECURITY  OWNERSHIP  OF  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth information, as of October 31, 2002, relating to the beneficial ownership of the common stock by all persons known by the Company to beneficially own more than 5% of the outstanding shares of common stock of the Company. There were 2,182,831 shares issued and outstanding as of October 31, 2002.

Title of Class         Name and Address         Amount and Nature  Percent of Class
                     Of Beneficial Owner          of Ownership
Common Stock    Jonathan Ricker                         1,701,820                78%
                               11 Maple Avenue
                Shrewsbury, MA 01545

Common Stock    Allison Gray                                  200                 *
                               11 Maple Avenue
                Shrewsbury, MA 01545

Common Stock    Jodi A. Vizzo                                 200                 *
                               11 Maple Avenue
                Shrewsbury, MA 01545

Common Stock    Thomas D. McBride                               0                 *
Common Stock    Susan Durnford                                  0                 *
Common Stock    Michael A. Cook                                 0                 *
Common Stock    Thomas Andrellos                                0                 *
Common Stock    Thomas M. Dill                                  0                 *
Common Stock    F. Adrian Price                                 0                 *

Common Stock    All officers and directors as           1,720,220                78%
                a group(9 persons)

*Less than 1% of the issued and outstanding shares of common capital stock

DESCRIPTION  OF  SECURITIES


As of October 31, 2002, there were 320 shareholders of Common Stock. There were Approximately 2,182,831 common shares issued and outstanding. Mass Megawatts has 5,000,000 common shares authorized. All the shares have equal rights with respect to voting, liquidation, and dividend rights. Of the Company's total outstanding shares, approximately 473,221 shares may be sold, transferred or otherwise traded in the public market without restrictions, unless held by an affiliate or controlling shareholder of the Company. None of the free trading shares are held by an affiliate. The remaining 178,187 shares of the 473,221 free trading shares which were not part of the 295,034 shares registered with the Form SB2 being declared effective in 11/02 were made available with two Rule 504D registration or SCOR offerings in Massachusetts. Those two Rule 504D offerings were made effective in 1999 and 2000.

The other 1,709,610 common shares are owned by the majority shareholder Jonathan Ricker. They are restricted shares which have not been registered pursuant to the Securities Act of 1933 and any state regulations. The restricted stocks are not freely tradable.

The restricted stock may not be sold or offered for sale in the absence of an effective registration statement as to the securities under said Act and any applicable state securities laws or an opinion of counsel satisfactory to the issuer that such registration is not required.

     An example of an exemption from registration of restricted shares is Rule 144 of the Securities Act of 1933. Under Rule 144 and subject to certain limitations a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell in "broker transactions" or to market makers, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale.

TRANSFER  AGENT

Mass Megawatts Wind Power, Inc.'s transfer agent is OTR,Inc. Transfer Agent and Registrar of 317 SW Alder, Suite 1120, Portland Oregon. The telephone number is (503)225-0375.


EXPERTS

Our balance sheet as of April 30, 2002 and the statements of our operations, shareholders' equity and cash flows for the years ended April 30,2002 and 2001, have been included in this prospectus in reliance on the report, which includes an explanatory paragraph on our ability to continue as a going concern, Pender Newkirk and Company, Certified Public Accountants, given on the authority of that firm as experts in accounting and auditing.


DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR THE SECURITIES ACT LIABILITIES

Pursuant to Massachusetts General Laws, the Company has the power to indemnify an officer or director who, in their capacity as such, is made a party to any suit or legal action if such officer or director acted in a manner believed to be in the best interest of the Company. In the case of criminal proceedings, the director or officer is indemnified if there is no reasonable cause to believe that officer's or director's conduct was unlawful. Massachusetts law permits a corporation to purchase and maintain liability insurance on behalf of its officers and directors. Presently, the Company does not carry such insurance. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore unenforceable.


ORGANIZATION  WITHIN  THE  LAST  FIVE  YEARS

Mass Megawatts Wind Power Inc., a Massachusetts Corporation, (" Mass Megawatts" or the "Company") is in the business of producing wind turbines and selling wind generated Electricity. The Company was organized under the laws of the

Commonwealth of Massachusetts on May 27,1997. Mass Megawatts Wind Power, Inc. changed its name from Mass Megawatts, Inc. on January 2, 2001. The name was changed in 2/02 with an amendment to its corporate charter and formally approved by a shareholder vote at the shareholders meeting on 1/27/02

     There has been no bankruptcy, receivership or proceeding in the Company's history. No event occurred involving material reclassification, merger, consolidation, or significant amount of assets purchased or sold not pertaining to the ordinary course of business. Mass Megawatts has not recorded any significant revenue since its inception and there is substantial doubt about the going concern status of the company without additional funding.



DESCRIPTION  OF  THE  BUSINESS


Mass Megawatts Wind Power, Inc.was incorporate in 1997 as a Massachusetts Corporation for the purpose of building and operating wind energy power plants. The revenue would be from the selling of electricity to the electric power open market in each region or state with the ability to sell and buy electricity like the commodities exchange. The company's technology will compete effectively in the near term with new fossil fuel facilities.

The company's patented Multi-Axis Turbosystem(MAT) technology (eight patents pending)will establish renewable, clean, wind energy production of electric power worldwide. The company's proposed 1,000 megawatt wind farm is projected to produce power at less than 2.5 cents per kWh in high wind speed locations being measured at greater than 16 miles per hour average annual wind velocity. The 1000 megawatt plant is projected to be operational by year 2009 and we will not finalize a location until toward the end of year 2003 at the earliest.
 These projections anticipate the sale of electricity to the Pacific Power Exchange at the conservative price of 4 cents per kWh, with politically correct "green" power selling for 6.5 cents per kWh. The open market the price is conservatively 4 cents per kWh over the long term and power brokers usually receive a premium of 1.5 cent per kWh above the wholesale price paid on the open market. Therefore 5.5 cents per kWh is a conservative green market price paid to green power brokers The market is new and subject to fluctuations.

 The sale of electricity to power brokers are more profitable than selling directly to the electricity commodities market. If the cost of the marketing infrastructure of selling green energy at a 2 cent per kWh premium is justified as opposed to the wholesale contracting of electricity at a lower price, then Mass megawatt will market the electricity to green energy brokers. The green power is energy from clean energy production sources like wind energy in which consumers are willing to pay a premium in order to promote clean energy. Mass Megawatt plans to build and operate wind energy plants and sell the electricity either through contracts with utlities which is the traditional method for independent power plant or directly into the open market or electricity commodities market like a merchant plants like many natural gas fired power plants. In some cases, we will sell the power plants themselves to large customers or utilities.

Licensing  Rights

Mass Megawatts Wind Power has acquired an exclusive sublicense to market, within a limited territory, the Multi-Axis Turbosystem and any associated technology relative to wind velocity augmentation for the life of any patent related to same. Wind velocity augmentation is the ability to use external walls or structure to enhance the flow of air velocity for increasing power output. The limited territory is defined as: California, Illinois, Kansas, Massachusetts, Michigan, Minnesota, Nebraska, New York, New Jersey, North Dakota, Pennsylvania, South Dakota, Texas, Vermont, Washington, and Wisconsin. Sublicensor is Windstorm International of Putnam, CT.who received a license agreement from Jonathan Ricker owner of the patent rights licensed the technology to Windstorm International. Several of the patents has filed Patent Cooperation Treaty Applications and National phase patents in many nations and all major countries.

Mass Megawatts must pay a royalty fee to Mr. Ricker based on two percent of the net sales of Mass Megawatts for the life of the patent of each product being sold or based on the sale of electricity licensed pursuant to the Licensing Agreement.

COMPANY  LOCATIONS  AND  FACILITIES

The administrative office of Mass Megawatts Wind Power, Inc. is located at 100 Grove Street, Suite 314, Worcester, MA 01605. The company leases real estate on Prescott Street in Worcester, MA where it has a wind tunnel facility, is used to conduct structural, mechanical, and other testing. Mass Megawatts also has a functional prototype in Charlton, MA.

The company plans to form strategic alliances with investors and wind energy developers in order to finance additional projects on an aggressive timetable.

Wind  Energy  Technology

Wind energy is the fastest growing source of energy worldwide for three consecutive years according to the National Renewable Energy Laboratory in Boulder, Colorado. More than $3 billion in worldwide sales of wind power plants were recorded in both 1998 and 1999. The total world investment in wind power projects was more than $8.5 billion in the year 2001.

Throughout the past two decades, the wind energy industry has substantially improved wind turbine design and operation. During the 1970's, publicly funded research focused on large-scale machines with a capacity potential of 1 to 5 megawatts. Focus continued on larger machines during the 1980's when several international corporations developed large wind turbines with 200-foot blades. In the 1990's however, smaller wind turbines gained popularity and today, the majority of new wind turbines are intermediate-sized with 50-600 kW peak capacities.

The most common wind turbine design features a 3-blade propeller with upwind-orientation on a horizontal axis turbine. These have a 500-600 kilowatt rating, and look like giant fans with thin blades. The huge airplane propeller-style blades need large, expensive rotors to turn them. These blades must be of a diameter sufficient to increase the airflow impacting the blade's surface area. As the diameter of the blade increases, so too does the cost of other components.

The shaft speed-increasing device is typically a heavy gearbox, which must be sufficiently rugged to withstand the vibration and frequency-related problems in the tower and in the yawing system, which rotates the turbine into the prevailing wind direction. The single tower approach (in many cases using guy wires) leads to vibration and frequency-related problems. The combination of vibrations and yaw (the action of turning the turbine into the wind) causes structural stress. These propellers also have horizontal lift stresses, although at a reduced level, since the lift forces are not constantly reversing.

While the current design lends credibility to the wind industry within the investment community, the cost of energy from these turbines may be near the lower limit due to size constraints and efficiencies of mass production. The acceptance of propeller-driven turbines is based on many years of testing and experience but the industry's ability to develop dramatic innovations utilizing this design approach is limited because most all research areas have been systematically explored. However, the continued evolution of wind energy technology is assured because costs are still too high.
Numerous alternative designs have been developed including: one-blade and two-blade machines; variable speed designs; direct drive between blades; a generator rather than a gearbox; and a re-evaluation of vertical axis designs.

MAT  Technology


The MAT design reduces blade cost by using geometrically simpler, smaller blades and vertical axis turbines. Each MAT consists of a rectangular fabricated steel frame -130' high by 80' long by 40' wide and elevated 50' above ground level for improved wind velocity, and secured to footings at ground level. Each frame houses sixteen shafts with a total 1200 blades, each four feet in length. Each stack is connected to generators mounted just above the ground level. The generators feed into a power collector panel, which in turn, connects to the power grid. Each MAT unit is rated at 360 kW which is large enough to power about 100 homes. It can be built and installed for $200,000 during mass production, and can generate electricity at a cost of less than 2.4 cents per kWh at high wind speed locations with an average annual wind velocity of greater than 16 miles per hour.

MAT technology, which uses four-foot blades, reduces the structural fatigue of longer, heavier blades. It is also more efficient at gathering the mechanical power of the wind and transferring it to the generators for the reduction of electrical power. This system allows other critical parts of the wind turbine to be repositioned, thus reducing the structural complexity and cost of construction. For example, the heavy generator and shaft speed-increasing device are placed at ground level rather than mounted atop the tower.

MAT technology allows power output at a much lower wind speed, providing a more consistent power output to the utility power grid. This potential for consistent output provides utilities with planning advantages. Furthermore, fewer fluctuations allow for better power quality. Coal, oil, and gas generators are always at full capacity when needed. While using conventional wind energy turbines, full capacity cannot be reached unless weather conditions are favorable. Therefore, horizontal axis wind power has been relatively unattractive to utilities. Offering a more consistent supply of power should increase demand and prices for MAT technology.

Providing more structurally sound blades help resolve cyclical stress issues. The benefits of this innovation provide for inexpensive repair and maintenance of such turbine components as the generator, heavy variable speed equipment, and the gearbox. The rotor itself is elevated high above the ground, thus preventing unwanted turbulence.

The MAT is also easier to construct and uses standard "off the shelf" items which avoid the need for custom-made parts, excluding the mass produced blades. Several suppliers can supply the turbine's blade. This prevents any supplier backlogging problems and also keeps the cost of the blades low.

Additionally, the MAT uses "off the shelf" bushings made of rubber, polyurethane, and other isolating, absorbing, and/or dampening materials that are securely bonded between the structure and the moving parts. The object of these bushings is to isolate, absorb, and dampen the vibrations of the moving blades from the steel structure. The bushings are placed between the shaft and bearings. The sleeve structure is designed to take up torsional movements as well as axial and radial loads.

Finally, this design also provides an improved mean to failure ratio by having many components, including the 1200 blades, 48 shafts, and 48 generators. This design, which eliminates the use of one central blade, allows for a "divide and conquer" approach to isolating the structure's vibrations in a cost effective manner.

The MAT enhances structural support by using a tower support system. The roof provides weather protections, which prevents rain and snow from falling onto the turbine system, and additional structural support. Blades can be placed at different positions or angles along the axis for reducing the torque ripple. With less vibrations and better weather protection, more economical materials can be utilized in the wind turbine system. The MAT can use less expensive structural supports that are also easier to construct.

By locating the drive train and generator at the ground level, components with considerable weight or mass can be used. For example, a direct drive generator can be used, therefore eliminating the need for a gearbox. This provides advantages associated with variable speed operation, which increases power output at a lower cost. Furthermore, ground level construction allows for easier access and thus reduces maintenance costs.

One noted benefit is that the MAT structure is like a four- legged table, unlike the one tower system used in conventional wind turbines. This is similar to the concept behind the lighter but stronger Rolm tower. Simply put, the MAT structure requires less material for the same stability. The MAT also provides a longer life for the bearings by reducing the structural and mechanical stress through the reduction of structural vibrations and the decentralization of mechanical forces. Additionally, these innovations should prolong the life of the structure itself.

In addition to mechanical and structural benefits of the MAT system, there are also a number of environmental advantages. The turbines are noiseless which may ease site permitting. The MAT looks somewhat like a three story building minus the walls and windows. Furthermore, its high visibility should prevent birds from flying into the rotation area.

Risk  assessment

  Over 80% of the capital cost has been extensively reviewed, or stamped by, professional engineers. This includes a PE stamp, certifying that the structure Can withstand 120 miles per hour winds. The structure is 60% of the capital cost. General Electric Plastics has completed a finite element analysis to verify the expected life cycle of the blades. The blades are 11% of the cost. The gearboxes and generators which are 7% of the cost as well as, the electrical components being 5% of the cost have beenisolated from the mechanical parts to eliminate the risk of failure due to mechanical vibrations.

    It is a new technology and with anything that people are not familiar, there is a natural "hesitance" to accept anything that they cannot understand easily. We hope the risk assessment will help eliminate some fear of the unknown with the general population.


Background:  Vertical  Axis  Technology

Historically, vertical axis turbines have had problems with structural stress caused by the forces of lift. Lift pushes the blades back and forth causing heavy cyclical loads. As vertical turbines rotate, wind contacts them first from the left side, then from the right. This constant repetitive motion caused fatigue.

The blades of vertical axis turbines were very large and therefore limited in their design and available materials. Aluminum extrusion and fiberglass extrusions were used. Due to the large size of the fiberglass blades, transporting them required a straight shape. Blade strength was sacrificed so they could be bent at the place of installation.

In other vertical axis wind technology, the aluminum blades could not form a true aerodynamically optimal shape. The blades had to be made of significant length and the available extrusion equipment for the long length and large profiles were not available for producing aerodynamic blades at a cost competitive price.

The patents of both prior serious commercial applications of vertical axis technology are described in "Vertical Axis Wind Turbine" Patent number 4,449,053 and "Vertical Axis Wind Turbine with Protruded Blades" in patent number 5,499,904.

For the most part, a MAT is constructed with standard, "off the shelf" materials, so the company is not dependent upon specific suppliers. There are only a few custom made items, including the turbine's bearings and blades, that require manufacturing relationships. In addition to current vendors, the company has identified a number of manufacturers able to produce these parts on short notice.


Competitive  Technologies

According to the Electric Power Research Institute, the past ten years have seen most non-renewable energy costs increase while wind energy costs have declined. Advances in technology, larger and more efficient manufacturing processes, and increased experience in wind turbine operations have all contributed to this trend. This cost decline is paralleled with a several hundred-fold increase in installed wind energy capacity. However, wind energy sources still comprise a small fraction of the total electricity generating industry. (See Figure 1)

The values in Figure 1 are based on lifetime average cost studies including design, construction, and operations. The best horizontal axis wind turbines produce electricity at 4.5 cents per kWh at optimum wind locations. Those are sites with an average wind speed of 15 mph. Although less than one percent of the Earth's surface is categorized as optimal, Battelle Pacific Northwest Laboratory estimates that wind energy could supply twenty percent of the world's electricity using current wind technology. A comparison of the cost of wind-generated electricity with more conventional power plants shows wind energy is competitive.

Fuel               Source    Cost/kWh   Market Share
---------------  ----------  ---------  -------------
Mass Megawatts          2.5         0%
Coal                    4.0        50%
Nuclear                15.0        20%
Natural Gas             3.5        10%
Petroleum               5.0         3%
Hydroelectric         4.5 *        12%
Wind (pre MAT)       4.5 **      0.25%
Solar                    10       0.5%
Diesel           7 - 40 ***       0.5%
Biomass                   8       0.5%

at  good  hydroelectric  sites*
in 15 mph average windspeed conditions** depending on size and location of facility, with smaller more remote locations having higher costs***

Wind energy is consistent enough each year that insurance against low wind condition are available.

The table was supplied by University of Massachusetts School of Business Competitiveness and presented by Massachusetts Technology Collaborative of Westborough, Massachusetts.

According to the U.S. Department of Energy, wind energy is one of the most abundant, under-developed sources of electricity, and installed capacity is expected to increase rapidly for the foreseeable future.

Market  Analysis  Summary

According to the National Renewable Energy Laboratory, wind energy in Mass Megawatts Wind Power licensed territories could generate $100 billion in annual revenue from the sale of electricity by 2020 directly in the wholesale market which is our primary market.

In the emerging green market which is our secondary market, Mass Megawatts Wind Power, Inc. should receive a selling price above 5 or 6 cents per kWh for its clean electricity. According to studies conducted by the National Renewable Energy Laboratory, this market is estimated to have an end user value of $2 billion within the next three years, with the estimate based on the assumption that only one percent of the overall electricity market will participate in a green pricing program. Recent national surveys show that approximately 40%-70% of the population surveyed indicated a willingness to pay a premium for renewable energy. Although 10% of respondents say they will participate in such a program, actual participation is estimated at 1%.

Currently, about a dozen utilities have green marketing programs, although most are small-scale efforts. For example, Central and Southwest Services Corporation of Texas has devoted ten megawatts to a wind related marketing program.

Utilities are using two approaches to take advantage of the growing public preference for renewable energy. One is offering customers a specific electricity source at a premium. The second approach is giving customers an opportunity to invest in future renewable energy projects.

Power  Industry  Analysis

Large, independent power producers dominate the electric production industry. Within this industry, there are three segments that are traditional allies of wind-generated electricity: End of Line, Green Energy, and Off-Grid. The company can gain access to these segments more easily than to conventional power generating networks, and prices tend to be higher. The company expects to participate in several segments of the electrical power industry.

The  Conventional  Power  Producers  (IPP)

The largest target industry is independent power production. According to the Massachusetts Department of Public Utilities' publication "Power to Compete" increased capacity over the next several years will result in a $50 billion increase in annual sales if IPPs can deliver electricity at four cents per kWh. Wind related IPPs currently produce $200 million in electricity sales per year in the United States at seven cents per kWh. The impact of deregulation of the electric utilities is expected to present opportunities for wind related IPPs according to the Massachusetts Technology Collaborative.

With current cost of wind power in limited high wind locations at 4.5 cents per kWh, the cost of large-scale investments in wind energy is the same to the consumer as it would be for more conventional energy sources. In other words, combined gas turbines, modern coal technologies and wind power in limited locations can all earn enough sufficient income to encourage investment if and when the retail sale of the electricity produced is 4.5 cents per kWh.


The  End  of  the  Line  Industry

Modular sources of power generation at the end of a utility's distribution lines include small wind turbines, diesel generators, and photo voltaics. In growing communities, it is more cost effective to add small power generating facilities such as wind turbines than to construct expensive new transmission capacity. In many regions, utilities are required to provide electric service and as a result, they will pay a premium for electricity rather than incur the high cost of constructing new power lines and substations for transport. Within the next ten years, potential exists for the construction of wind power plants producing hundreds of megawatts in remote areas of utility distribution lines. In these areas, the price per kWh sold is several times higher than the normal selling prices.

The  Green  Energy  Industry

In the new era of electric utility deregulation and restructuring wherein customers can choose their electricity sources, some are choosing green energy produced from clean and renewable sources such as wind or solar power. These resources are available as a commodity but the green consumer pays a premium for emission-free energy. The American Wind Energy Association in Washington, D.C. states that recent polls show that more than five percent of the general population express a willingness to pay more for renewable energy.

The  Off-Grid  Industry

This small industry is for consumers who are not in close proximity to power lines or who choose not to be connected to the grid. The industry includes: wind, solar, wood burning furnaces, and small hydropower turbines. Like the green industry, these consumers have a strong environmental awareness. Although the potential market for off the grid energy is less than one percent of the electricity market, the dollar potential is estimated to be as much as $2 billion.

Renewable energy technologies, as well as diesel power, are the major source of electricity for those who compete in the End of the Line, Green Energy, and Off-Grid industries.
                              -
Wind  Industry  Competition

The industry is roughly divided into companies that manufacture wind turbines, firms that operate them, and companies that perform both functions. Mass Megawatts Wind Power, Inc is in the final category. Following are most of the significant companies involved in wind turbine manufacturing.

     - Vestas, a Danish firm, is the world's leading producer of wind turbines and a major exporter of turbines to the United States. An innovator in structural and generator advancements, Vestas has 1,295 employees and its world market share in 1997 was 24%.

     - N.E.G. Micron, also from Denmark, has built 6,500 large, simple, reliable, low maintenance turbines.

     - Nordex of Denmark and Enercon, and DeWind of Germany, produce turbines with a blade diameter greater than 150 feet.

     - Sea West Energy Corporation is a wind farm developer with completed wind power projects totaling nearly 400 megawatts ($500 million). The company has a reputation for quality turbines.

     - Bonus Windpower of Denmark produces high quality turbines in Europe, located primarily in Wales, and has exported to the U.S.

     - Nedwind of the Netherlands manufactures turbines for export to the Caribbean and India.

     - Bergey Windpower produces small turbines; primarily for use where utility grid interconnect lines are not readily available.

These firms will all be competitors should Mass Megawatts Wind Power, Inc. choose to sell MAT systems in its licensed territories.

Wind  Energy  Competitors

Mass Megawatts Wind Power, Inc. is claiming its stake in the growing electric power industry. The company identifies competition in terms of specific products, which fill the same needs as our products. Primary competitors are:

     - Combined-Cycle Gas Turbines - Innovations in this technology have led to lower costs, higher efficiency, and cleaner emissions combined with power generation for less than four cents per kWh.

     - Modern Coal Technologies - New Designs, which double or triple reheat scrubber-equipped plants, increase efficiencies and decrease pollution emissions relative to typical reheat designs.

     - Biomass-Generated Electricity - Gasifying the biomass to fuel high efficiency gas turbine systems could cost as little as 4.6 cents per kWh in the near term.

Petroleum, photovoltaic cells and nuclear power are not a current threat to Mass Megawatts Wind Power, Inc. since the cost to produce electricity from these sources is higher than that of wind. Cost effective, profitable hydropower is limited to sites on swift moving water sources. Furthermore, with limited ability to increase market share it does not prove a major against wind power.

As wind energy technology gains wider acceptance, competition will increase as large, well-capitalized companies enter the business. The company believes that its technological advantage and early entry will provide a degree of competitive protection.

Distribution

Distribution begins with identifying energy demand in and near potential power plant sites. Replacement of older or obsolete power plants, as well as growth in the population and the economy, are factors in determining energy demand in identified areas. Assuming a sufficient energy demand, the company will test sites to determine whether wind energy resources are sufficient to generate cost-competitive electricity. The company will also determine the need for additional transmission lines to deliver to the power grid transmission lines.

Following a positive analysis, the company will obtain land rights and apply for permits to install and operate a wind power generating plant. In the past, obtaining the permits has been hampered by concerns about noise generated by wind farms, but MAT's slower moving blades should be much quieter than other wind farm blades.

Strategy  and  Implementation

Mass Megawatts Wind Power's strategy will be to locate its first wind farm in California in order to take advantage of the regional energy shortage, knowledgeable work force, and favorable legislation.


Sales  and  Marketing

The Company plans to sell the electricity to the California Power Exchange and will eventually seek strategic alliances with electric marketers who sell electricity at higher prices, many through retail sales programs.

This will allow Mass Megawatts Wind Power to focus on its core business of producing electricity. Mass Megawatts Wind Power does not intend to market itself or its products to end-users. All sales and marketing activities will be focused on utilities, power brokers, and resellers in its territories.

Distribution

Although little marketing is required for profitable trades on the power exchanges, the company will at some time in the future seek a higher price for each kWh sold. When Mass Megawatts Wind Power pursues this effort, sales and service activities will be handled through strategic alliances with new emerging electric power brokers, which have formed as a result of deregulations in the retail sale of electricity. Power brokers buy blocks of electricity in megawatt/hour units.

For example, a power broker would enter into a contract to purchase 10,000 megawatts/hours of electricity for $400,000 over a period of one year and provide a 5% non-refundable deposit on each block of electricity reserved for future purchase. Such brokers include AllEnergy, Green Mountain Resources, and Energy Vision. Electricitychoice, which helps negotiate consumer electric sales, is another marketing resource for the company's products.

The company will aggressively promote it products to brokers, focusing on cost savings and environmental benefits. It will also solicit bids from power brokers, most of who are registered in the states in which they do business. Compensation to brokers is straightforward and is typically a percentage of power sales.

Strategic  Alliances

Mass Megawatts Wind Power, Inc. has several opportunities to build strategic alliances.

     - Wind energy developers who own obsolete technology and who are seeking new wind power plants for their high wind sites, which have site permits and transmission facilities in place.

     - Suppliers of custom made parts including bearings and molded plastic and foam.

     - Electricity marketers who can assist the Company in its objectives to achieve a higher selling price for its power.

     - Welding companies, which can supply construction material and labor for new plant expansion efforts.


Foreign  Sales  and  Exports

     Mass Megawatts did not have any operations in foreign companies or export sales in the fiscal year ending April 30, 2002 or 2001. However, we receive a letter of intent on November 17,2002 regarding Winrock Financial Services Ltd in South America. Mass Megawatts was chosen to build 25 megawatts of power at its titanium processing facility in Puerto Colombia, South America.



Employees

As of January 31, 2003, the Company had one full time employee, Jonathan Ricker, and four Part time employees. All other members of the management team are part time consultants. The Company believes its employee relations to be good and no significant changes in the number of employees are expected. None of the Company's employees are covered by a collective bargaining agreement.

Research  and  Development

     The Company has not had significant revenues. However, approximately 30% of the proceeds obtained from the sale of its common capital stock has been spent on research and development. About 40% of our time was spent on product development issues related to research activities.

Reporting  Company

     Mass Megawatts is a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act") and files all reports required to be filed pursuant to the Exchange Act with the Securities and Exchange Commission. The public may read and copy any materials filed by the Mass Megawatts at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. Additionally, the Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. Mass Megawatts is an electronic filer with the Commission and that the Commission's web site is located at www.sec.gov.


MANAGEMENT'S  DISCUSSION  &  ANALYSIS  OF
            FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATION

THIS FILING CONTAINS FORWARD-LOOKING STATEMENTS. THE WORDS "ANTICIPATED," "BELIEVE," "EXPECT," "PLAN," "INTEND," "SEEK," "ESTIMATE," "PROJECT," "WILL," "COULD," "MAY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, AMONG OTHERS, INFORMATION REGARDING FUTURE OPERATIONS, FUTURE CAPITAL EXPENDITURES, AND FUTURE NET CASH FLOW. SUCH STATEMENTS REFLECT THE COMPANY'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND BUSINESS CONDITIONS, CHANGES IN FOREIGN, POLITICAL, SOCIAL, AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, THE ABILITY TO ACHIEVE FURTHER MARKET PENETRATION AND ADDITIONAL CUSTOMERS, AND VARIOUS OTHER MATTERS, MANY OF WHICH
ARE BEYOND THE COMPANY'S CONTROL. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCUR, OR SHOULD UNDERLYING ASSUMPTIONS PROVE TO BE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY AND ADVERSELY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, OR OTHERWISE INDICATED. CONSEQUENTLY, ALL OF THE FORWARD-LOOKING STATEMENTS MADE IN THIS FILING ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE OF THE ACTUAL RESULTS OR DEVELOPMENTS.

Mass Megawatts Wind Power, Inc. (the "Company") cautions readers that in addition to important factors described elsewhere, the following important facts, among others, sometimes have affected, and in the future could affect, the Company's actual results, and could cause the Company's actual results during 2003 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company.

The Company has not had revenues from operations since its inception, but anticipates raising funds in the near futurewith its an SB-2 filing to raise up to $300,000.

The Company believes that it has sufficient funds to fund its operations for a minimum of twelve months following October 31, 2002. Although no assurance can be given, the Company expects to raise $300,000 from the SB-2 and, with those funds, expects to be able to fund its operations for an additional twelve months. Without the additional equity investors, there is substantial doubt about the Company's ability to continue as a going concern.

The Company shows a loss in the most recent fiscal quarter. The loss was related mostly to professional fees and the development of a prototype, including engineering work. Other costs include development of site locations for future projects, as well as administrative expenses.

The Company has only two years of operating results and much uncertainty exists about the Company's future as a result of the lack of historical operating data for several years. The lack of long-term experience in new product development could have an adverse impact on the Company.

Mass Megawatt's market share and any changes in the underlying economics of the industry are expected to have a minimal effect on the Company's operating results within the next 12 months. This is due to the large market for electricity and the Company's overall market share having little or no impact on a market this size.

The wind industry is favorably impacted by new legislation and regulations toward a cleaner air environment. This trend toward wind generated electricity continues to grow, particularly in view of the non-polluting nature of wind generation and its endless renewable source. However, there remains some uncertainty on whether or not the federal or state governments will continue with favorable environmental legislation despite popular support toward renewable energy.

The electric power industry is undergoing a period of deregulation and restructuring that is similar to the telecommunication deregulation of the 1980's. It is impossible to predict whether this change will have a favorable or negative impact for the industry as a whole. However, restructuring can present more advantages and opportunities for the Company's very competitive product in competing vigorously in the new marketplace.


OPERATION  SUMMARY

The highest priority will be constructing a 50 kW rated Multiaxis Turbosystem for third party verification of the technology. We have tentatively chose Underwriter's Laboratories which is a vender for the National Renewable Energy Laboratories in Golden, Colorado The purpose is to prove the new product's long term durability in order to to be eligible for debt financing and receive more favorable equity financing in the future. Included in the Prototype development cost is an estimated $5,000 zoning related cost and $10,000 in land preparation expenditures.

The theory behind using numerous smaller blades rather than three large blades, as is found in current wind turbines, is best explained by the following analysis. As the output increases with the square of the length, the weight of the blade using the same material and design increases with the cube of the length. In other words, a rotor ten times the diameter will weigh a thousand times as much and only capture a hundred times as much wind. In short, a rotor that is ten times larger, as found in current turbines, is capturing one-tenth the amount of energy in the wind when compared to its mass.

The final design of the MAT was the result of over ten long years of diligent research, evaluation, and analysis of current wind turbines. The focus of this research specifically addressed the problems with vertical axis turbines. A wind tunnel was constructed in Worcester, Massachusetts, which can bring airflow to a desired velocity to test and analyze the blades for structural and mechanical properties, as well as power curve measurements.

One MAT in a class V wind zone, an annual wind average of 15 mph, can produce one million kilowatt hours of electricity in one year. In other words, enough energy to supply 150 homes with energy for one year. In a class VI wind zone, such as some mountain passes in Southern California where wind farms have been existing for over 20 years, one MAT can supply enough power for 200 to 300 homes annually.

     The next priority is our marketing program. Upon successful third party verification, Mass megawatts can begin developing strategic alliances with other wind power developers who have done the initial more expensive and sometimes complicated steps of zoning, financing and other requirements toward developing much larger commercial wind energy projects. The developers would benefit from Mass Megawatt's new product if it can be proven to be more cost effective in the finance community. No assurance can be given as to the development of a successful new product. However, the third party verification should go a long way toward removing the doubt.

     Included in the marketing program is the initial establishments of strategic alliances with companies involved with green marketing programs. During the third party verification process, Mass Megawatts, will begin these efforts with "word of mouth" techniques at business organizations and with power brokers. As a lower priority Mass Megawatts may be involved in very limited efforts to include direct advertising to green pricing customers either through direct mail or advertising in the media in conjunction with environmental related events. On a limited budget, the Company will be able to determine which marketing methods are most effective by marketing in a very limited geographical area.

As initial marketing efforts including "word of mouth" techniques have matured, the company will advertise in local publications if cash flow allows continued marketing efforts. Again as noted earlier, no assurance can be given as to the development of a successful marketing program. If successful, television and radio advertisement could be utilized.

As our next priority, working capital and administrative support will be used for contingencies on an "as needed" basis.

On November 12, 2001, the Company was cleared by the NASD to begin public trading. The Company's ticker symbol is MMGW.OB and can be found on the Over The Counter Bulletin Board, more commonly described as OTC-BB: MMGW.OB.



CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTION

There have been no transactions between the Company and any shareholder owning greater than 5% of the Company's outstanding shares, executive officer, director, nominee for officer or director, or any of the above referenced individual's immediate family.



MARKET  FOR  REGISTRANT'S  COMMON  EQUITY  AND  RELATED  SHAREHOLDERS  MATTERS-

As of July 20, 2001, Mass Megawatts sold 174,739 shares in two 504 Regulation D public stock offering at $2.25 per share raising a total of $393,163. The CUSIP number of Mass Megawatts Inc. is 575416102. Mass Megawatts seeks to be eligible for trading on the OTC Bulletin Board and had its Form 10SB registration statement filed on March 20, 2001 cleared by the Securities and Exchange Commission. The Form 10SB was made effective on May 20, 2001. Mass Megawatts Power, Inc. is now a fully reporting company.

Specifically, Mass Megawatts had two Small Company Offering Registration (SCOR) stock offerings. The Company registered in the State of Massachusetts and is exempt from registration with the Securities and Exchange Commission under Rule 504 of Regulation D. The Company also secured a Standard and Poors listing in order to facilitate a manual Blue Sky Exemption for secondary trading in most states. On October 15, 2002, the Board of Directors voted to increase the number of authorized shares of common stock from 2,200,000 to 2,500,000. On January 27, 2003, at a special meeting of the shareholders, the shareholders voted to increase the number of authorized shares of common stock from 2,200,000 to 5,000,000.

Mass Megawatts common stock is traded on the Over the Counter Bulletin Board (OTCBB) since November 2001 under the ticker symbol MMGW. The following table shows the inter dealer quotations in dollars per share since the start of trading.


Quarter  ending  1/2002   4/2002  7/2002  10/2002  1/2003
High              $12      $7       $6        $7      $4
Low               $9     $3.50    $2        $1.10   $2



Dividend  Policy

The Mass Megawatts does not anticipate that it will pay cash dividends or distributions in the foreseeable future. In the past, Mass Megawatts had never declared any cash dividends or made any distributions. The Company plans to retain its earnings in order to help finance the growing operations.

As of January 31, 2003, there were 320 shareholders of Common Stock. There were 2,182,831 common shares issued and outstanding. The Company has 5,000,000 common shares authorized. All the shares have equal rights with respect to voting, liquidation, and dividend rights. Of the Company's total outstanding shares, approximately 473,221 shares may be sold, transferred or otherwise traded in the public market without restrictions, unless held by an affiliate or controlling shareholder of the Company. None of the free trading shares are held by an affiliate.

EXECUTIVE  COMPENSATION


The Company does not have an incentive plan or profit sharing plan for its employees, officers or directors. Mr. Ricker, the Company's Chief Executive Officer, received cash compensation in the amount of $43,000 during fiscal year ending April 2002. Jon Ricker's compensation in the year ending April 2001 was $32,000. Mr. Ricker did not receive compensation in the fiscal year ending
 April 2000. The only director that received compensation in the past three fiscal years was Jon Ricker.

Compliance  with  Section  16(A)  of  the  Securities  Exchange  Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms that they file. The Company believes that, during the year ended April 30, 2002, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

FINANCIAL  STATEMENTS


ITEM 1.     FINANCIAL STATEMENTS

                           Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                              Financial Statements

                 Years Ended April 30, 2002 and 2001 and Period
               May 27, 1997 (Date of Inception) to April 30, 2002




CONTENTS


Independent  Auditors'  Report  on  Financial  Statements . . . . . . . . . . .1

Financial  Statements:

     Balance  Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Statements  of  Operations . . . . . . . . . . . . . . . . . . . . . . . .3
     Statements  of  Changes  in  Stockholders'  Equity . . . . . . . . . . .4-7
     Statements  of  Cash  Flows. . . . . . . . . . . . . . . . . . . . . . . .8
     Notes  to  Financial  Statements. . . . . . . . . . . . . . . . . . .  9-12

INDEPENDENT AUDITORS' REPORT



Board  of  Directors
Mass  Megawatts  Wind  Power,  Inc.
Shrewsbury,  Massachusetts


We have audited the accompanying balance sheet of Mass Megawatts Wind Power, Inc. (a development stage enterprise) as of April 30, 2002 and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended April 30, 2002 and 2001 and the period May 27, 1997 (date of inception) to April 30, 2002. These financial statements are the responsibility of the management of Mass Megawatts Wind Power, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mass Megawatts Wind Power, Inc. (a development stage enterprise) as of April 30, 2002 and the results of its operations and its cash flows for the years ended April 30, 2002 and 2001 and the period May 27, 1997 (date of inception) to April 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming Mass Megawatts Wind Power, Inc. (a development stage enterprise) will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Pender  Newkirk  &  Company
Certified  Public  Accountants
Tampa,  Florida
July  10,  2002

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                                  Balance Sheet

                                 April 30, 2002




                                     ASSETS
Current assets:
     Cash                                                          $     47,633
     Deposits                                                             1,500
                                                                   ------------
Total  current  assets                                                   49,133

Equipment,  net  of  accumulated  depreciation                           12,257
                                                                   ------------


                                                                   $     61,390
                                                                   ============


LIABILITIES  AND  STOCKHOLDERS'  EQUITY
Current  liabilities:
     Accounts  payable,  trade                                     $     28,646
                                                                   ------------

Stockholders'  equity:
     Common stock; no par value; 2,200,000 shares authorized;
          2,158,178 shares issued and outstanding                     1,089,674
     Deficit  accumulated  during  development  stage                (1,056,930)
                                                                   ------------
Total  stockholders'  equity                                             32,744
                                                                   ------------


                                                                    $    61,390
                                                                    ===========


The  accompanying  notes are an integral part of the financial statements.     2

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                            Statements of Operations

                                                                      May  27,
                                                                    1997  (Date
                                        Year  Ended  April  30,    of  Inception)
                                   ------------------------------  to  April  30,
                                        2002            2001            2002
                                   --------------  --------------  --------------
Revenues:
---------
  Other income                     $       1,229   $       1,962   $       3,254
                                   --------------  --------------  --------------

Expenses:
  Operating costs and expenses           793,897         249,750       1,055,341
  Depreciation                             3,420           1,423           4,843
                                   --------------  --------------  --------------
                                         797,317         251,173       1,060,184
                                   --------------  --------------  --------------

Net loss                           $    (796,088)  $    (249,211)  $  (1,056,930)
                                   ==============  ==============  ==============

Net loss per share                 $       (.039)  $       (.013)  $       (.057)
                                   ==============  ==============  ==============

Weighted average number of common
  shares                               2,040,825       1,859,933       1,861,418
                                   ==============  ==============  ==============


The accompanying notes are an integral part of the financial statements.       3

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Equity

           For the Period May 27, 1997 (Date of Inception) to April 30, 2002


                                                              Deficit
                                                            Accumulated
                                      Common  Stock           During
                               ---------------------------  Development
                                  Shares        Amount          Stage         Total
                               ------------  -------------  -------------  ------------
Balance, May 27, 1997                    0   $          0   $          0   $          0

Issuance of common stock in
  settlement of a payable
  (June 1997)                    1,800,000          3,744                        3,744

Net loss for the period                                           (1,584)       (1,584)
                               ------------  -------------  -------------  ------------

Balance, April 30, 1998          1,800,000          3,744         (1,584)        2,160

Net loss for the year                                             (1,905)       (1,905)
                               ------------  -------------  -------------  ------------

Balance, April 30, 1999          1,800,000          3,744         (3,489)          255

Issuance of common stock for
  cash (April 2000)*                40,200         90,450                       90,450

Net loss for the year                                             (8,142)       (8,142)
                               ------------  -------------  -------------  ------------

Balance, April 30, 2000          1,840,200         94,194        (11,631)       82,563

Issuance of common stock for
  cash (October 2000)*               1,300          2,925                        2,925

Issuance of common stock for
  cash (November 2000)*             12,700         28,575                       28,575

Issuance of common stock for
  Product tesing  services
            (November 2000)*         3,843          8,647                        8,647

The accompanying notes are an integral part of the financial statements.       4

Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Equity

           For the Period May 27, 1997 (Date of Inception) to April 30, 2002


                                                             Deficit
                                                           Accumulated
                                     Common  Stock           During
                              ---------------------------  Development
                                 Shares        Amount          Stage         Total
                              ------------  -------------  -------------  ------------
Issuance of common stock for
  a cash (December 2000)*          13,228         29,763                       29,763

Issuance of common stock for
 marketing services(December
 2000)*                               310            698                          698

Issuance of common stock for
a vehicle    (December 2000)*       6,500         14,625                       14,625

Issuance of common stock for
  cash (January 2001)*              1,074          2,417                        2,417

Issuance of common stock for
Assistant to engineer
  services (January 2001)*          1,138          2,561                        2,561

Issuance of common stock for
  cash (February 2001)*             9,045         20,350                       20,350

Issuance of common stock for
  Wind tunnel construction
  services (February 2001)*           400            900                          900

Issuance of common stock for
  cash (March 2001)*                9,150         20,588                       20,588

Issuance of common stock for
  Marketing services (March
  2001)*                               91            205                          205

Issuance of common stock for
  a computer at $2.25
  per share (March 2001)*           1,100          2,475                        2,475

Issuance of common stock for
  cash (April 2001)*               22,176         49,896                       49,896


The accompanying notes are an integral part of the financial statements.       5

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Equity

        For the Period May 27, 1997 (Date of Inception) to April 30, 2002


                                                       Deficit
                                                     Accumulated
                                   Common  Stock       During
                                 ------------------  Development
                                  Shares    Amount      Stage        Total
                                 ---------  -------  ------------  ---------
Issuance of common stock for
 Prototype detailing services
 services (April 2001)*             2,048    4,607                   4,607

Net loss for the year                                   (249,211)  (249,211)
                                 ---------  -------  ------------  ---------

Balance, April 30, 2001          1,924,303  283,426     (260,842)    22,584

Issuance of common stock for
  cash (May 2001)*                  54,903  123,532                 123,532

Issuance of common stock for
  Testing data acquisition
  services (May 2001)*              15,014   33,782                  33,782

Issuance of common stock for
  cash (June 2001)*                  9,963   22,417                  22,417

Issuance of common stock for
  cash (July 2001)*                  1,000    2,250                   2,250

Issuance of common stock for
  Test record keeping and
  Secretarial
  services (July 2001)*              3,145    7,076                   7,076

Issuance of common stock at
  $3.12 per share for material
  for wind tunnel
  (August 2001)                      6,212   19,381                  19,381

Issuance of common stock at
  $3.12 per share for cash
  (September 2001)                  20,000   62,438                  62,438

Issuance of common stock at
  $5.00 per share for cash
  (November 2001)                    1,800    9,000                   9,000


The accompanying notes are an integral part of the financial statements.       6

                               Mass Megawatts Wind Power, Inc.
                              (A Development Stage Enterprise)

                       Statements of Changes in Stockholders' Equity

             For the Period May 27, 1997 (Date of Inception) to April 30, 2002



                                                                    Deficit
                                                                  Accumulated
                                              Common  Stock          During
                                           ---------------------   Development
                                            Shares      Amount        Stage        Total
                                           ---------  ----------  -------------  ----------
Issuance of common stock at
  $5.00 per share for cash
  (December 2001)                             38,690     193,450                   193,450

Issuance of common stock at
  $5.00 per share for
  powerPoint production
  services
  (December 2001)                                180         900                       900

Issuance of common stock at
  $4.00 per share for
  engineering services
  electrical material
  (February 2002)                             25,486     101,944                   101,944

Issuance of common stock at
  $4.00 per share for
   structural design and part
   acquisition services
  (March 2002)                                 5,234      20,936                    20,936

Issuance of common stock at
  $4.00 per share for cash
  (March 2002)                                26,933     107,731                   107,731

Issuance of common stock at
  $4.00 per share for
   marketing services
  (April 2002)                                10,700      42,800                    42,800

Issuance of common stock at
  $4.00 per share for cash
  (April 2002)                                14,615      58,611                    58,611

Net loss for the year                                                 (796,088)   (796,088)
                                           ---------  ----------  -------------  ----------

Balance, April 30, 2002                    2,158,178  $1,089,674  $ (1,056,930)  $  32,744
                                           =========  ==========  =============  ==========

*Common stock issued at $2.25 per share.

The accompanying notes are an integral part of the financial statements.       7

                           Mass Megawatts Power, Inc.
                        (A Development Stage Enterprise)

                            Statements of Cash Flows

                                                                         May  27,
                                                                       1997  (Date
                                              Year Ended April 30,   of  Inception)
                                             ----------------------  to  April  30,
                                                2002        2001           2002
                                             ----------  ----------  --------------
OPERATING ACTIVITIES
  Net loss                                   $(796,088)  $(249,211)  $  (1,056,930)
                                             ----------  ----------  --------------
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Issuance of common stock in exchange
        for services and operating expenses    226,819      17,618         248,181
      Depreciation                               3,420       1,423           4,843
      Decrease in other receivables
      Increase (decrease) in:
        Deposits                                (1,500)                     (1,500)
        Accounts payable                        (4,834)     33,118          28,646
        Accrued expenses                                      (456)
                                             ----------  ----------  --------------
  Total adjustments                            223,905      51,703         280,170
                                             ----------  ----------  --------------
  Net cash used by operating activities       (572,183)   (197,508)       (776,760)

FINANCING ACTIVITIES
  Proceeds from issuance of common stock       579,429     154,514         824,393
                                             ----------  ----------  --------------

Net increase (decrease) in cash                  7,246     (42,994)         47,633

Cash at beginning of year                       40,387      83,381
                                             ----------  ----------  --------------

Cash at end of year                          $  47,633   $  40,387   $      47,633
                                             ==========  ==========  ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     During the year ended April 30, 2001, the Company exchanged 7,600 shares of common stock valued at $17,100 for a vehicle and a computer.


The accompanying notes are an integral part of the financial statements.       8

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2002 and 2001 and
            Period May 27, 1997 (Date of Inception) to April 30, 2002



1.     Background  Information

Mass Megawatts Power, Inc. (the "Company"), a Massachusetts corporation, was incorporated as Mass Megawatts, Inc. on May 27, 1997. The Company changed its name in January 2001 to Mass Megawatts Power, Inc. and has been in the development stage since its incorporation. The Company changed its name on February 27, 2002 to Mass Megawatts Wind Power, Inc. The Company's principal line of business is to develop its prototype wind energy production equipment and locate and adapt suitable operating facilities. It intends to build, patent, and operate wind energy generated power plants utilizing proprietary MultiAxis Turbine technology. The Company expects to sell the generated electricity to the power commodity exchange on the open market, initially in California. The corporate headquarters is located in Shrewsbury, Massachusetts.


2.     Going  Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities. In the ordinary course of business, operating losses have been incurred each year since inception, resulting in an accumulated deficit of approximately $1,057,000 at April 30, 2002 and negative cash flows from operations of approximately $572,000 for the year ended April 30, 2002. These losses and deficit are due to the Company continuing to spend money for the development of the product that is not currently ready for resale. Currently, management is soliciting additional equity investors through private placement offerings and is obtaining funding from the Company's Chief Executive Officer to fund these losses; however, no assurance can be given as to the success of these efforts. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and of liabilities that might be necessary should the Company be unable to continue as a going concern.


3.     Significant  Accounting  Policies

The  significant  accounting  policies  followed  are:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2002 and 2001 and
            Period May 27, 1997 (Date of Inception) to April 30, 2002



3.   Significant  Accounting  Policies  (continued)

     Equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which is five years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

     The Company follows Statement of Financial Accounting Standards Board No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. In performing the review of recoverability, the Company estimates the future undiscounted cash flows that are expected to result from the use of the assets and their eventual disposition. Because events and circumstances frequently do not occur as expected, there will usually be differences between the estimated and actual future undiscounted cash flows, and these differences may be material. If an asset is determined to be impaired, the Company recognizes a loss for the difference between the carrying amount and the fair value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. During the periods presented, the Company determined that its long-lived assets were not impaired.

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2002 and 2001 and
            Period May 27, 1997 (Date of Inception) to April 30, 2002


3.   Significant  Accounting  Policies  (continued)

     In October 2001, the Financial Accounting Standards Board issued Statement No. 144 (FASB No. 144), "Accounting for the Impairment or Disposal of Long-Lived Assets." FASB No. 144 addresses the financial accounting and reporting for the impairment of long-lived assets, excluding goodwill and intangible assets, to be held and used or disposed of. FASB No. 144 is required to be applied for fiscal years beginning after December 15, 2001. The Company is assessing, but has not yet determined, how the adoption of FASB No. 144 will impact its financial position and results of operations.

     Advertising costs are charged to operations when the advertising first takes place. Advertising expense for the years ended April 30, 2002 and 2001 and the period May 27, 1997 (date of inception) to April 30, 2002 were $169,076, $17,752, and $186,828, respectively. There were no direct response advertising costs incurred during the periods presented.

     Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged for the years ended April 30, 2002 and 2001 and the period May 27, 1997 (date of inception) to April 30, 2002 amounted to $184,246, $61,801, and $246,047, respectively.

     Loss per share has been calculated by dividing the net loss for each period by the weighted average number of common shares outstanding.


4.   Equipment

Equipment  as  of  April  30,  2002  consists  of:

     Vehicle                                                          $   14,625
     Computer  equipment                                                   2,475
                                                                      ----------
                                                                          17,100
Less  accumulated  depreciation                                            4,843
                                                                      ----------
                                                                      $   12,257
                                                                      ==========

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                     Years Ended April 30, 2002 and 2001 and
            Period May 27, 1997 (Date of Inception) to April 30, 2002


5.   Leases

The Company rents office space and a warehouse unit on a month-to-month basis. The total rent expense for the years ended April 30, 2002 and 2001 and the period May 27, 1997 (date of inception) to April 30, 2002 were $15,545, $5,786, and $21,631, respectively.


6.   Income  Taxes

The Company has a net operating loss carryforward of approximately $1,057,000 at April 30, 2002 that expires in 2020 through 2023. This loss gives rise to a deferred tax asset at April 30, 2002 as follows:

     Tax  benefit  of  net  operating  loss                          $   422,700
     Less valuation allowance                                            422,700
                                                                     -----------
                                                                     $         0
                                                                     ===========

A valuation allowance is required by Financial Accounting Standards Board No. 109 if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The need for the valuation allowance is evaluated periodically by management. Based on available evidence, management concluded that a valuation allowance of 100 percent as of April 30, 2002 is necessary.

The valuation allowance increased by approximately $309,000 during the year ended April 30, 2002.


7.   Licensing  Rights

The Company has been granted an exclusive sublicense to market, within a limited territory, the MultiAxis Turbosystem (MAT) and any associated technology relative to wind velocity augmentation for the life of any patent related to same for 2% of net sales of these products. The limited territory is defined as Massachusetts, New York, New Jersey, Pennsylvania, California, Illinois, Kansas, Michigan, Minnesota, Nebraska, North Dakota, South Dakota, Texas, Vermont, Washington, and Wisconsin. The grantee and sublicensor is Windstorm International of Putnam, Connecticut. Windstorm International licensed from Jonathan Ricker the patent holder of the wind energy elated technology involving the Multiaxis Turbosystem.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                              Financial Statements

Three and Nine Months Ended January 31, 2003 and 2002 (Unaudited) and the Period May 27, 1997 (Date of Inception) to January 31, 2003 (Unaudited)




                                    CONTENTS


Financial  Statements:

  Condensed Balance Sheet as of January 31, 2003 (Unaudited) . . . . . . . .
  Condensed Statements of Operations for the Three and Nine Months Ended
    January 31, 2003 and 2002 (Unaudited) and for the Period May 27, 1997
    (Date of Inception) to January 31, 2003 (Unaudited). . . . . . . . . . .
  Condensed Statements of Changes in Stockholders' Deficit for the Period
    May 27, 1997 (Date of Inception) to January 31, 2003 (Unaudited) . . . .
  Condensed Statements of Cash Flows for the Nine Months Ended January 31,
    2003 and 2002 (Unaudited) and for the Period May 27, 1997 (Date of
    Inception) to January 31, 2003 (Unaudited) . . . . . . . . . . . . . . .
  Notes to Condensed Financial Statements . . . . . . . . . . . . . . . .

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                            Condensed Balance Sheet

                          January 31, 2003 (Unaudited)


ASSETS
Current assets:
  Cash                                                      $     5,317
  Deposits                                                        1,500
  Prepaid Expenses                                                2,729
                                                            ------------
Total current assets                                              9,546


Equipment, net of accumulated depreciation                        9,691
                                                            ------------


                                                            $    19,237
                                                            ============


LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable, trade                                   $    32,896
  Accrued expenses                                                1,650
  Due to shareholders                                            67,311
                                                            ------------
Total current liabilities                                       101,857

Stockholders' deficit:
  Common stock; no par value; 5,000,000 shares authorized;
    2,196,106 shares issued and outstanding                   1,222,636
  Deficit accumulated during development stage               (1,305,256)
                                                            ------------
Total stockholders' deficit                                     (82,620)
                                                            ------------


                                                            $    19,237
                                                            ============

The accompanying notes are an integral part of the condensed financial statements.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                 Condensed Statements of Operations (Unaudited)

                                                                                   May 27,
                          Three Months Ended         Nine Months Ended         1997 (Date of
                                January  31,              January 31,          Inception) to
                         -----------------------  -----------------------      January 31,
                            2003        2002        2003          2002            2003
                         -----------  -----------  ------------  ------------  ------------
Revenues:
  Other income           $        3   $      159   $        19   $      1,074   $     3,273
                         -----------  -----------  ------------  ------------  ------------
Expenses:
  Operating costs and
    Expenses                 48,021      198,664        245,779       460,738    1,301,120
  Depreciation                  856          855          2,566         2,565        7,409
                         -----------  -----------  ------------  ------------  ------------
                             48,877      199,519        248,345       463,303    1,308,529
                         -----------  -----------  ------------  ------------  ------------

Net loss                 $  (48,874)  $ (199,360)  $  (248,326)  $  (462,229)  $(1,305,256)
                         ===========  ===========  ============  ============  ============
Net loss per share       $     (.02)  $     (.09)  $      (.11)  $      (.23)  $      (.69)
                         ===========  ===========  ============  ============  ============

Weighted average number
  of common shares        2,186,621    2,043,698     2,175,799     1,997,648     1,903,176
                         ===========  ===========  ============  ============  ============

The accompanying notes are an integral part of the condensed financial statements.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

Condensed Statements of Changes in Stockholders' Deficit

  For the Period May 27, 1997 (Date of Inception) to October 31, 2002 (Unaudited)


                                                      Deficit
                                                    Accumulated
                                   Common Stock       During
                               -------------------- Development
                                 Shares     Amount     Stage     Total
                               ----------  --------  ---------  --------
Balance, May 27, 1997          $       0   $     0   $      0   $     0

Issuance of common stock in
  settlement of a payable
  (June 1997)                  1,800,000     3,744                3,744

Net loss for the period                                (1,584)   (1,584)
                               ----------  --------  ---------  --------

Balance, April 30, 1998        1,800,000     3,744     (1,584)    2,160

Net loss for the year                                  (1,905)   (1,905)
                               ----------  --------  ---------  --------

Balance, April 30, 1999        1,800,000     3,744     (3,489)      255

Issuance of common stock for
  cash (April 2000)*              40,200    90,450               90,450

Net loss for the year                                  (8,142)   (8,142)
                               ----------  --------  ---------  --------

Balance, April 30, 2000        1,840,200    94,194    (11,631)   82,563

Issuance of common stock for
  cash (October 2000)*             1,300     2,925                2,925

Issuance of common stock for
  cash (November 2000)*           12,700    28,575               28,575

Issuance of common stock for
  Product testing
  services (November 2000)*        3,843     8,647                8,647

Issuance of common stock for
  cash (December 2000)*           13,228    29,763               29,763

Issuance of common stock for
  Marketing related
  services (December 2000)*          310       698                  698

The accompanying notes are an integral part of the condensed financial statements.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

            Condensed Statements of Changes in Stockholders' Deficit

  For the Period May 27, 1997 (Date of Inception) to October 31, 2002 (Unaudited)


                                                      Deficit
                                                    Accumulated
                                  Common Stock        During
                              --------------------- Development
                                Shares     Amount      Stage      Total
                              ----------  ---------  ---------  ---------
Issuance of common stock for
  a vehicle (December 2000)*      6,500     14,625                14,625

Issuance of common stock for
  cash (January 2001)*            1,074      2,417                 2,417

Issuance of common stock for
  Assistant to an engineer
  services (January 2001)*        1,138      2,561                 2,561

Issuance of common stock for
  cash (February 2001)*           9,045     20,350                20,350

Issuance of common stock for
  services (February 2001)*         400        900                   900

Issuance of common stock for
  cash (March 2001)*              9,150     20,588                20,588

Issuance of common stock for
  Marketing services (March 2001)*   91        205                   205

Issuance of common stock for
  a computer (March 2001)*        1,100      2,475                 2,475

Issuance of common stock for
  cash (April 2001)*             22,176     49,896                49,896

Issuance of common stock for
  Prototype detailing
  services (April 2001)*          2,048      4,607                 4,607

Net loss for the year                                (249,211)  (249,211)
                              ----------  ---------  ---------  ---------

Balance, April 30, 2001       1,924,303    283,426   (260,842)    22,584

The accompanying notes are an integral part of the condensed financial statements.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

            Condensed Statements of Changes in Stockholders' Deficit

  For the Period May 27, 1997 (Date of Inception) to October 31, 2002 (Unaudited)


                                                           Deficit
                                                          Accumulated
                                         Common Stock       During
                                    --------------------- Development
                                      Shares     Amount      Stage     Total
                                    ----------  ---------  ---------  -------
Issuance of common stock for
  cash (May 2001)*                     54,903    123,532              123,532

Issuance of common stock for
  Testing data acqusition
  services (May 2001)*                 15,014     33,782               33,782

Issuance of common stock for
  cash (June 2001)*                     9,963     22,417               22,417

Issuance of common stock for
  cash (July 2001)*                     1,000      2,250                2,250

Issuance of common stock for
  Test record keeping and
  secretarial services (July 2001)*     3,145      7,076                7,076

Issuance of common stock for
  services at $3.12 per share
  for material for the wind tunnel
              (August 2001)             6,212     19,381               19,381

Issuance of common stock for
  cash at $3.12 per share
  (September 2001)                     20,000     62,438               62,438

Issuance of common stock for
  cash at $5.00 per share
  (November 2001)                       1,800      9,000                9,000

The accompanying notes are an integral part of the condensed financial statements.

                         Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

            Condensed Statements of Changes in Stockholders' Deficit

  For the Period May 27, 1997 (Date of Inception) to October 31, 2002 (Unaudited)


                                                        Deficit
                                                      Accumulated
                                   Common Stock         During
                                -------------------   Development
                                 Shares      Amount      Stage         Total
                                ---------  ----------  ------------  ----------
Issuance of common stock for
  PowerPoint Production
   services at $5.00 per share
  (December 2001)                     180         900                      900

Issuance of common stock for
  cash at $5.00 per share
  (December 2001)                  38,690     193,450                  193,450

Issuance of common stock for
  Engineering material
  And electrical services
  at $4.00 per share
  (February 2002)                  25,486     101,944                  101,944

Issuance of common stock for
  Structural design and parts acquisition
  services at $4.00 per share
  (March 2002)                      5,234      20,936                   20,936

Issuance of common stock for
  cash at $4.00 per share
  (March 2002)                     26,933     107,731                  107,731

Issuance of common stock for
  services at $4.00 per share
  (April 2002)                     10,700      42,800                   42,800

Issuance of common stock for
  cash at $4.00 per share
  (April 2002)                     14,615      58,611                   58,611

Net loss for the year                                     (796,088)   (796,088)
                                ---------  ----------  ------------  ----------

Balance, April 30, 2002         2,158,178   1,089,674   (1,056,930)     32,744

Issuance of common stock for
  Engineering related
  services at $5.00 per share
  (May 2002)                        7,394      36,970                   36,970

Issuance of common stock for
  Marketing related
  services at $4.00 per share
  (July 2002)                         100         400                      400

Issuance of common stock for
  Data acquisition
  services at $3.25 per share
  (August 2002)                     1,830       5,948                    5,948

Issuance of common stock for
  cash at $3.25 per share
  (August 2002)                     2,310       7,508                    7,508

Issuance of common stock for
  Office and clerical
  services at $3.25 per share
  (September 2002)                    400      1,300                     1,300

Issuance of common stock for
  cash at $3.25 per share
  (September 2002)                 12,619     41,011                    41,011

Net loss for the period                                   (199,452)   (199,452)
                                ---------  ----------  ------------  ----------

Balance, October 31, 2002       2,182,831  $1,182,811  $(1,256,382)  $ (73,571)
                                =========  ==========  ============  ==========

*Common  stock  issued  at  $2.25  per  share.


The accompanying notes are an integral part of the condensed financial statements.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                 Condensed Statements of Cash Flows (Unaudited)


                                                                        May 27,
                                               Nine Months Ended     1997 (Date of
                                                  January 31,       Inception) to
                                             ----------------------   January 31,
                                                2003        2002          2003
                                             ----------  ----------  ------------
OPERATING ACTIVITIES
  Net loss                                   $(248,326)  $(462,229)  $(1,305,256)
                                             ----------  ----------  ------------
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Issuance of common stock in exchange
        for services and operating expenses     58,808     104,195       306,989
      Depreciation                               2,566       2,565         7,409
       Increase in deposits and prepaid
         Expenses                               (2,729)                   (4,229)
      (Decrease) increase in:
        Accounts payable                         4,250      (7,852)       32,896
        Accrued expenses                         1,650                     1,650
                                             ----------  ----------  ------------
  Total adjustments                             64,545      98,908       344,715
                                             ----------  ----------  ------------
  Net cash used by operating activities       (183,781)   (363,321)     (960,541)
                                             ----------  ----------  ------------

FINANCING ACTIVITIES
  Proceeds from issuance of common stock        37,157     370,030       861,550
  Due to shareholders                          104,308                   104,308
                                             ----------  ----------  ------------
  Net cash provided by
     Financing activities                      141,465     370,030       965,858
                                             ----------  ----------  ------------

NET (DECREASE) INCREASE IN CASH                (42,316)      6,709         5,317

CASH AT BEGINNING OF PERIOD                     47,633      40,387
                                             ----------  ----------  ------------

CASH AT END OF PERIOD                        $   5,317   $  47,096   $     5,317
                                             ==========  ==========  ============

SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION:
     During the year ended April 30, 2001, the Company exchanged 7,600 shares of common stock valued at $17,100 for a vehicle and a computer.

     During  the  period  ended  January   31, 2003, the Company exchanged 11,384
     shares  of  common  stock  valued  at  $36,997 in payment of amounts due to shareholders.

The accompanying notes are an integral part of the condensed financial statements.

                        Mass Megawatts Wind Power, Inc.
                        (A Development Stage Enterprise)

                    Notes to Condensed Financial Statements

    Three and Nine Months Ended January 31, 2003 and 2002 (Unaudited) and the Period May 27, 1997 (Date of Inception) to January 31, 2003 (Unaudited)


1.   CONDENSED  FINANCIAL  STATEMENTS

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three-month and nine-month periods ended January 31, 2003 and 2002 and the period May 27, 1997 (date of inception) to January 31, 2003, (b) the financial position at January 31, 2003, and (c) cash flows for the nine-month periods ended January 31, 2003 and 2002 and the period May 27, 1997 (date of inception) to January 31, 2003, have been made.

The unaudited condensed financial statements and notes are presented as permitted by Form 10-QSB. Accordingly, certain information and note disclosures normally included in condensed financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying condensed financial statements and notes should be read in conjunction with the audited financial statements and notes of the Company for the fiscal year ended April 30, 2002. The results of operations for the three-month and nine-month periods ended January 31, 2003 are not necessarily indicative of those to be expected for the entire year.


2.   GOING  CONCERN

The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities. As the Company has no revenues from operations, operating losses have been incurred each period since inception, resulting in an accumulated deficit of approximately $(1,305,000) at January 31, 2003 and negative cash flows from operations of approximately $(184,000) for the nine-month period ended January
31, 2003. In addition, at January 31, 2003, the Company had negative working capital of approximately $92,000 and its total liabilities exceed its total assets by approximately $83,000. These losses and deficit are due to the Company continuing to spend money for the development of the product that is not currently ready for resale. Currently, management is soliciting additional equity investors through private placement offerings and is obtaining funding from the Company's Chief Executive Officer to fund these losses; however, no assurance can be given as to the success of these efforts. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The condensed financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.    DUE TO SHAREHOLDERS

The due to shareholders account is made up of small advances from the majority shareholder to assist the Company with its financial obligations. These advances are non-interest bearing, unsecured and due on demand.

SIGNATURES
----------

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereto duly authorized:

                                      MASS MEGAWATTS WIND POWER, INC.



Dated:     4/24/03                     By:  /s/ Jonathan Ricker
        --------------                     ---------------------------------
                                           Jonathan Ricker
                                           Chairman and Chief Executive Officer


Dated:      4/24/03                    By:  /s/ Allison Gray
        --------------                     ---------------------------------
                                           Allison Gray
                                           Director




Dated:     4/24/03                     By:  /s/ Jodi A. Vizzo
        --------------                     ---------------------------------
                                           Jodi A. Vizzo
                                           Director

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES


     1.   Disagreements with Accountants on Accounting and Financial Disclosure:

                 None

     2.   Changes  in Registrant's Certifying Accountants.
          (as noted on Form 8K filed  on  July  20, 2001)



On July 16 2001, the Registrant engaged the accounting firm of Pender, Newkirk and Company, CPAs as independent accountants for the year ended April 30, 2001 to replace O'Connor, Maloney, and Company, P.C., a CPA firm in Central Massachusetts. O'Connor, Maloney, and Company, P.C., was replaced to comply with the independence issue related to requiring an independent audit for the 10K Securities and Exchange Commission filing. The Registrant's Board of Directors approved the selection of Pender, Newkirk and Company, CPAs as the new independent accountants upon the recommendation of the Registrant's management. Management has not consulted with Pender, Newkirk and Company CPAs on any accounting, auditing or reporting matter.

During the two most recent fiscal years and interim period subsequent to April 30, 2001, there have been no disagreements with O'Connor, Maloney, and Company P.C. on any statement disclosure or auditing scope or procedure or any reportable events.

O'Connor, Maloney, and Company P.C.' report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                            [Back Cover of Prospecus]

PART  II  -  Information  Not  Contained  in  Prosepctus


INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

The Articles of Incorporation generally limit the personal liability of directors for monetary damages for any act or omission in their capacities as directors to the fullest extent permitted by law. In addition, the Company's bylaws provide that the Company shall indemnify and advance or reimburse reasonable expenses incurred by, directors, officers, employees or agents of the Company, to the fullest extent that a Company may grant indemnification to a director under Massachusetts law, and may indemnify such persons to such further extent as permitted by law.


OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following is an itemized statement of the estimated amounts of all expenses payable by the registrant in connection with the registration of the common stock offered hereby:

SEC  filing  fee. . . . . . . . . . . . . . . . .$   28
Blue sky fees and expenses. . . . . . . . . . . .   600
Legal  fees ( see note 1) . . . . . . . . . . . . 4,500
Accounting  fees (see note 1) . . . . . . . . . . 1,500
Printing. . . . . . . . . . . . . . . . . . . . . 6,000
Copying . . . . . . . . . . . . . . . . . . . . . 5,000
Administrative. . . . . . . . . . . . . . . . . . 1,020
Commission for sale of stock. . . . . . . . . . .39,000
Miscellaneous including advertising . . . . . . . 2,352
                                                  -----

  Total . . . . . . . . . . . . . . . . . . . . . 60,000


Note 1: Legal and accounting fees include costs in preparation of the previous SB2 filing which were not recorded in the filing on October 15, 2002.


RECENT  SALES  OF  UNREGISTERED  SECURITIES

Between May 1999 and May 2001 we sold an aggregate 174,739 shares of common stock to 166 purchasers, at a price of $2.25 per share. No underwriters or brokers were employed, and we paid no fees in connection with this offering. This offering was exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D, and was registered under Massachusetts law. In May 2001, Mass Megawatts became a reporting company under Section 13 of the Securities and Exchange Act of 1934. Mass Megawatts could not rely on Rule 504 of Regulation D after May 2001 when it became an SEC reporting company. In year 2001, there were 25,989 shares of restricted Common stock were issued for services rendered to employees. Most of the services ware related to the construction of the prototype and the wind tunnel test facility.

In December 2001, 40,490 restricted common shares of stock was sold at $5 a share in a Rule 505 of Regulation D private placement offering who were not officer, directors or controlling shareholder of Mass Megawatts. A few months later in March and April 2002 another 41,548 restricted Common shares of stock was sold with another Rule 505 Regulation D private placement offering at $4 per share. The purchasers were not officer, directors or controlling shareholders. There are approximately 320 shareholders in Mass Megawatts Wind Power, Inc. in July 2002. In August and September 2002, Mass Megawatts sold 2,310 and 12,619 shares of Restricted common stock at $3.25 per share under Regulation 505 D, respectively. The purchasers were not officer, directors or controlling shareholders.

In  December  2000,  6,500  shares were issued for a vehicle at $2.25 per share.

In March 2001, 1,100 shares were issued for a computer at $2.25 per share. In August 2001, September 2001, and November 2001, respectively, Mass megawatts issued 6,212 shares, 20,000 shares, and 1,800 shares of common stock in exchange for services , cash, and cash, respectively, with the cash issuance at $3.12 per share. In March 2002 and April 2002, Mass Megawatts issued 15,934 shares at
$4.00 per share. In May, July, and august 2002 respectively, Mass megawatts isued 7,394 shares, 100 shares, and 1,830 shares of the Common stock in exchange for services valued at $5.00, $4.00, and $3.25, respectively.On 12/11/02, 400 shares of Common Stock was issued for dervices valued at $3.00 per share. On 11/12/01, 8,500 shares of common stock was issued for services.

All of the noted shares were issued directly by Mass Megawatt. No commissions of fees were paid in connection with the transactions. The shares were exempt from registration under the Securities Act of 1933 as provided by section 4(2) and /or Regulation D The sales were made substantially to accredited or sophisticated investors as defined in Rule 501 and 506 respectively. Mass Megawatts gave the purchaser the opportunity for asking questions and receiving answers concerning the offering including terms ,conditions and additional information necessary to verify the accuracy of the information furnished. The purchaser was advised on resale limitations. There was no general solicitation or general advertising.

                      INDEX  TO  AND  DESCRIPTION  OF  EXHIBITS

1.   INDEX  TO  EXHIBITS

3-1*      Articles  of  Incorporation

3-2*      Corporate  Bylaws

3-3*      Amendment  to  Increase  Authorization  of  Shares  of  Common  Stock

3-4*      Shareholders  Resolution  for  Increasing  Capital  Stock

3-5*      Board  of  Director's  Resolution  Declaring  Stock  Dividend

3-6* Articles of Amendment to the Corporate Charter Related to Changing the Name of the Corporation from Mass Megawatts, Inc. to Mass Megawatts Power Inc.

3-7 Amendment to article of Incorporation and Bylaws filed as an 8K on February 4,2003. The file number is 000-32465.

5.1 Opinion of Eckert Seamans Cherin & Mellot, LLC as to the legality of the shares being issued.

10-1*     License  Agreement  with  Windstorm  International

10-2* Previous License Agreement Noted in the Grant Section of Agreement in Exhibit 10-1

23.1      Consent  of  Pender,  Newkirk  and  Company

* Filed as an exhibit to the Registrant's SB-2 filed with the Commission on August 24, 2001 and incorporated herein by reference. The file number is 333-68374.

2.   DESCRIPTION  OF  EXHIBITS

     (SEE  ITEM  ONE  ABOVE)


Undertakings.
(a)  The  undersigned  registrant  hereby  undertakes  that  it  will:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; 49

     (iii) To include any additional or changed material information on the plan of distribution;

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)  The  undersigned  registrant  hereby  undertakes  that  it  will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497 (h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with Section 12 of the Securities and Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly organized.



                                              Mass Megawatts Wind Power, Inc.

                                              /s/  Jonathan  Ricker  President
                                              ----------------------------------
Date:  April 24, 2003                  By:  Jonathan  Ricker  President
                                              and  Chief Executive Officer